Pricing Supplement No. ETN-14/A5† To the Prospectus Supplement dated June 18, 2020 and the Prospectus dated June 18, 2020	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 November 9, 2020
100,000* Credit Suisse S&P MLP Index Exchange Traded Notes (ETNs) due December 4, 2034**Linked to the S&P MLP Index

General

•	The ETNs are designed for investors who seek exposure to the price return version of the S&P MLP Index (the “Index”) (Bloomberg ticker symbol: “SPMLP <Index>”). The Index includes both master limited partnerships and publicly traded limited liability companies. In addition, the ETNs allow investors the potential to receive quarterly coupons that generally reflect the net cash distributions made by the Index Constituents, reduced by the application of the fees as described herein.
•	The ETNs track the performance of the Index, as reflected by their Indicative Value, calculated as set forth below.
•	The ETNs do not guarantee any return of your investment. Investors should be willing to lose up to 100% of their investment if the Index declines. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs may pay a quarterly Coupon Amount, which will be reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall. Since the amount of any Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic coupon payments.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing December 4, 2034, unless the maturity is extended at our option, as described below.**
•	The denomination and Stated Principal Amount of each ETN is $25.00 (the “Initial Indicative Value”). ETNs may be issued at a price that is higher or lower than the Stated Principal Amount, based on the Indicative Value of the ETNs at that time.
•	The initial issuance of ETNs priced on December 2, 2014 (the “Inception Date”) and settled on December 5, 2014 (the “Initial Settlement Date”).
•	The ETNs are subject to early redemption and a call, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Issuer Call Right” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.
•	The ETNs are listed on the NYSE Arca under the ticker symbol “MLPO”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.
•	On the Inception Date or soon thereafter, the ETNs were sold to a single investor, and such investor may continue to hold a portion of the ETNs as of the date of this pricing supplement. There is no obligation for such investor to sell or continue to hold any of the ETNs. Accordingly, the liquidity of the ETNs may be materially affected by the decisions of a single holder of the ETNs.

Investing in the ETNs involves significant risks not associated with an investment in conventional debt securities. See “Risk Factors” in this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-14/A4 dated June 18, 2020 (together with any previous supplements or amendments) in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement”.

* Reflects the number of ETNs offered hereby. As of November 4, 2020, there were 2,275,000 ETNs ($56,875,000 in stated principal amount) issued and outstanding. Additional ETNs may be issued and sold from time to time through Credit Suisse Securities (USA) LLC (“CSSU”) and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do issue and sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

** The scheduled Maturity Date is initially December 4, 2034, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.

We sold a portion of the ETNs on the Inception Date and received proceeds equal to 100% of their stated principal amount as of the Inception Date. The agent for this offering, CSSU, is our affiliate. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the Accrued Investor Fee during the term of the ETNs. In addition, if you elect to have your ETNs redeemed by us prior to the Maturity Date, CSSU will charge you a Redemption Fee Amount. CSSU and its affiliates may also profit from hedging activity related to these offerings, even if the value of the ETNs declines. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

November 9, 2020

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Inception Date:	December 2, 2014
Initial Settlement Date:	December 5, 2014
Valuation Date***:	November 29, 2034 (the “Final Valuation Date”), any Redemption Valuation Date and any Call Valuation Date, subject to postponement if such date is not a Trading Day, or in the event of a Market Disruption Event or an extension of the Maturity Date as described herein. If we exercise our option to extend the maturity of the ETNs (as described herein), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended.
Maturity Date:	If not previously redeemed or called, the ETNs will mature on December 4, 2034, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the Maturity Date as described herein.
Index:	The price return version of the S&P MLP Index. The Index includes both master limited partnerships (“MLPs”) and limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax characteristics as MLPs (collectively, the “Index Constituents”), that trade on major U.S. exchanges. The Index Constituents are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”). The Index is subject to the policies of the Index Sponsor and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.
Index Sponsor:	S&P Dow Jones Indices LLC. The Index Sponsor will calculate the intraday level and the Closing Level of the Index.
Initial Index Level:	2666.9162, the Closing Level of the Index on the Inception Date.
Index Divisor	On any Trading Day, the divisor used by the Index Sponsor to calculate the intraday level of the Index and the Closing Level of the Index, as applicable.
CUSIP | ISIN Number:	22539T456 | US22539T4563
Payment at Maturity:	If your ETNs have not previously been redeemed or called, on the Maturity Date you will receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Final Valuation Period (as defined herein). Any Fee Shortfall as of the last Coupon Valuation Date will be reflected in the Payment at Maturity. See “Fee Shortfall” below for more information. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.
Final Valuation Period:	A period of five consecutive Trading Days to and including the Final Valuation Date.
Closing Level:	The Closing Level of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not a Trading Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Trading Day; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events”.

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period; any Redemption Settlement Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Call Settlement Date will be postponed if the last scheduled Valuation Date in the Call Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events”. No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Redemption Settlement Date or the Call Settlement Date, as applicable.

(Key Terms continued on next page)

Valuation Period:	A period of five consecutive Trading Days to and including the Final Valuation Date, the Call Valuation Date or a Large Redemption Valuation Date, as applicable.
Closing Indicative Value:

The Closing Indicative Value for the ETNs on the Inception Date was equal to $25.00 (the “Initial Indicative Value”).

The Closing Indicative Value on any Trading Day after the Inception Date will be calculated by the IV Calculation Agent and will be equal to:

(a)	the product of
(i)	Stated Principal Amount times
(ii)	the Index Factor as of such Trading Day, plus
(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c)	the Stub Coupon Amount as of such Trading Day, if any, minus
(d)	the Accrued Investor Fee as of such Trading Day.

The Closing Indicative Value for the ETNs on November 4, 2020 was $6.4497 and the last reported closing price on the NYSE Arca (ticker symbol “MLPO”) was $6.4092 on November 3, 2020.

The Closing Indicative Value of the ETNs is not the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time. See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

In no event, however, will the Closing Indicative Value be less than zero. If the ETNs undergo a split or reverse split, the Closing Indicative Value (including the Stated Principal Amount) will be adjusted accordingly.

Intraday Indicative Value:

The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Intraday Indicative Value is a calculated value and is not the same as the trading price of the ETNs, nor is it a price at which you can buy or sell the ETNs in the secondary market. The Intraday Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

(Key Terms continued on next page)

Indicative Value:

The Indicative Value of the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.

The “Indicative Value” for the ETNs is designed to reflect the economic value of the ETNs at a given time. The Indicative Value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market may vary significantly from their Indicative Value.

Investors can compare the trading price (if such trading price is available) of the ETNs against the Indicative Value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the Indicative Value at any time could lead to the loss of any premium in the event the investor sells the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or upon a call. It is also possible that the ETNs will trade in the secondary market at a discount below the Indicative Value and that investors would receive less than the Indicative Value if they had to sell their ETNs in the market at such time.

Indicative Value Ticker Symbol of the ETNs:	The Intraday Indicative Value and the Closing Indicative Value will be calculated by the IV Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “MLPOIV” and may also be calculated and published by other sources. The publishing of such values by the IV Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. Credit Suisse does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.
IV Calculation Agent:	We have appointed the NYSE Arca to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.
Calculation Agent:	Credit Suisse International (“CSi”). The Calculation Agent will perform certain calculations described in this pricing supplement, such as determining the arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Market Disruption Events and any Successor Index.
Stated Principal Amount per ETN:	$25.00
Index Factor:	The Index Factor on any Trading Day, including the Final Valuation Date, will be equal to the Closing Level of the Index on that day divided by the Initial Index Level. The Closing Level of the Index on any Trading Day will be published by the Index Sponsor on the Bloomberg page “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable.
Coupon Amount:

On each Coupon Payment Date, for each ETN you hold on the applicable Coupon Record Date, you will receive a cash payment on the applicable Coupon Payment Date equal to (a) the Reference Distribution Amount minus (b) the Accrued Investor Fee, each calculated as of the corresponding Coupon Valuation Date. The final Coupon Amount will be included in the Payment at Maturity if, on the Final Valuation Date, the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred. The Coupon Amount will be paid on the Coupon Payment Date to the holder of an ETN as of the applicable Coupon Record Date.

(Key Terms continued on next page)

Fee Shortfall:	To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Investor Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount due or payable on the corresponding Coupon Payment Date, and an amount equal to the Accrued Investor Fee minus the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Investor Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Investor Fee for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be reflected in the Payment at Maturity.
Reference Distribution Amount:

On any Coupon Valuation Date, an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive with respect to any Index Constituent held by such Reference Holder on the record date for those cash distributions whose ex-dividend date occurs during the Coupon Period with respect to such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to net cash distributions for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the distribution to holders of such Index Constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Reference Holder:	As of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to the product of (a) the number of units of such Index Constituents currently represented in the Index and (b) the Multiplier. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.
Multiplier:	The Multiplier is equal to 0.009374, the quotient of the Stated Principal Amount divided by the Initial Index level.
Stub Coupon Amount:	On any Trading Day, for each ETN, the Stub Coupon Amount will be equal to the Reference Distribution Amount for the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the Inception Date) to, and including, such Trading Day.
Coupon Valuation Dates:	The last Trading Day of March, June, September and December of each calendar year during the term of the ETNs, (or if any such day is not a Trading Day, the next following Trading Day) as well as the Final Valuation Date, a Redemption Settlement Date or the Call Settlement Date provided that the final Coupon Valuation Date will be the Final Valuation Date. The initial Coupon Valuation Date was December 31, 2014.
Coupon Period:	With respect to each Coupon Valuation Date, the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the Inception Date) to, and including, such Coupon Valuation Date.
Coupon Record Dates:	The ninth Business Day following the corresponding Coupon Valuation Date.
Coupon Ex-Dates:

With respect to a Coupon Amount, the first Trading Day on which the ETN trades without the right to receive the Coupon Amount. Under current the NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date. Such practice is expected to be shortened to the first Trading Day prior to the applicable Coupon Record Date for trades executed on or after September 5, 2017.

(Key Terms continued on next page)

Coupon Payment Dates:

The 15th Business Day following each Coupon Valuation Date, commencing on January 23, 2015, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event on the Coupon Valuation Date or an extension of the Maturity Date as described herein, provided that the Coupon Payment Date corresponding to the Final Valuation Date, a Redemption Valuation Date or the Call Valuation Date will be the Maturity Date, the Redemption Settlement Date or the Call Settlement Date, as applicable.

In addition, if a Redemption Settlement Date, the Call Settlement Date or the Maturity Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (i) the Maturity Date; (ii) the Redemption Settlement Date if, as of the corresponding Redemption Valuation Date, the Ex-Date with respect to such Coupon Amount has not yet occurred; or (iii) the Call Settlement Date if, as of the corresponding Call Valuation Date, the Ex-Date with respect to such Coupon Amount has not yet occurred, as applicable.

Splits; Reverse Splits:

If the ETNs undergo a split or reverse split, the Stated Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.

Accrued Investor Fee:

With respect to any Trading Day, including the Final Valuation Date, the Accrued Investor Fee will be equal to (a) (i) the Annual Investor Fee Rate times (ii) the number of days in the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the Inception Date) to, and including, such Trading Day, divided by 365 times (iii) Stated Principal Amount times (iv) the Index Factor as of such Trading Day, plus (b) the Fee Shortfall from the previous Coupon Valuation Date, if any.

There will be a Fee Shortfall from the previous Coupon Valuation Date if the Reference Distribution Amount on such previous Coupon Valuation Date minus the Accrued Investor Fee on such previous Coupon Valuation Date was negative. In such case, the Fee Shortfall is equal to the absolute value of such negative number.

The “Annual Investor Fee Rate” is equal to 0.95%.

The Accrued Investor Fee reduces your Coupon Amount and may reduce the amount of your return at maturity, upon early redemption or upon a call. If the Coupon Amounts (reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall) and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment.

(Key Terms continued on next page)

Investor Redemption Option:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number (the “Minimum Redemption Amount”) of your ETNs to us for early redemption on each Trading Day during the term of the ETNs, starting on the Trading Day following the Inception Date until the fifth Trading Day preceding the Final Valuation Date by delivering to us a redemption notice (the “Redemption Notice”). The minimum redemption amount will be equal to 50,000 ETNs, except that we or CSSU may from time to time reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time such reduction becomes effective.

If you elect to offer your ETNs for early redemption and the requirements for acceptance by us are met, you will receive on the Redemption Settlement Date a cash payment in an amount equal to the Redemption Settlement Amount for each ETN you hold. Investors will be charged the applicable Redemption Fee Amount for ETNs redeemed at your option. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Unless the scheduled Redemption Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Redemption Valuation Date, the final day on which we will redeem your ETNs at your option will be November 28, 2034 in the case of a Small Redemption and December 4, 2034 in the case of a Large Redemption. As such, you must deliver the Redemption Notice to us no later than November 21, 2034 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended).

If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

Because the Redemption Settlement Amount you will receive for each ETN will not be determined until the close of trading on the applicable Redemption Valuation Date, you will not know the applicable Redemption Settlement Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Redemption Settlement Amount is determined.

Redemption Settlement Amount:

If the number of ETNs being redeemed is less than the Redemption Liquidity Threshold (a “Small Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Redemption Valuation Date, minus (2) the Redemption Fee Amount.

If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold (a “Large Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.

Redemption Valuation Date:

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to us.

In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day.

In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the “Large Redemption Valuation Date” will be the last day of the Redemption Valuation Period.

The Small Redemption Valuation Date and the Large Redemption Valuation Date are each a Redemption Valuation Date.

See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

Redemption Settlement Date:	The third Business Day following a Redemption Valuation Date.
Redemption Valuation Period:	A period of five consecutive Trading Days to, and including, the Large Redemption Valuation Date. (Key Terms continued on next page)

Redemption Fee Amount:

In the case of a Small Redemption, the Redemption Fee Amount will be equal to the product of (1) the Closing Indicative Value of the ETNs on the applicable Trading Day times (2) 0.10%.

In the case of a Large Redemption, the Redemption Fee Amount will be equal to the product of (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Redemption Valuation Period, times (2) 0.10%.

Redemption Liquidity Threshold:	1,000,000 ETNs
Issuer Call Right:

We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date (the “Call Notice”). We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date.

Upon exercise of our call right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date specified in the Call Notice (the “Call Settlement Date”). If the amount so calculated is less than zero, the payment upon exercise of the call right will be zero.

Unless the scheduled Call Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Call Valuation Date, the final day on which we can issue a Call Notice will be November 14, 2034 (or, if the maturity of the ETNs is extended, twenty (20) calendar days prior to the scheduled Maturity Date, as extended).

Call Settlement Amount:	For each ETN you hold, the Call Settlement Amount per ETN will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Call Valuation Period.
Call Valuation Period:	A period of five consecutive Trading Days to, and including, the Call Valuation Date. The “Call Valuation Date” will be a date specified in the Call Notice, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event.
Secondary Market:	The ETNs are listed on the NYSE Arca under the ticker symbol “MLPO”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.
Trading Day:	A day on which trading is generally conducted on the New York Stock Exchange, the NYSE Arca, Nasdaq and any other exchange which the Index Constituents are traded and published.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

You should read this pricing supplement together with the accompanying prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these ETNs are a part. This pricing supplement amends, restates and supersedes pricing supplement No. ETN-14/A4 dated June 18, 2020 (together with any previous supplements or amendments) in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-14/A5 and the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

i

(iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated June 18, 2020, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated June 18, 2020.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Additionally, a suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the price return version of the S&P MLP Index (the “Index”), as reflected by their Indicative Value. The ETNs provide for a variable quarterly Coupon Amount, which will be reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall, calculated as of the corresponding Coupon Valuation Date. Since the amount of any quarterly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic coupon payments. The ETNs are sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index and application of the Accrued Investor Fee and, if applicable, the Redemption Fee Amount.

During the term of your ETNs, the formula that determines the Coupon Amount will reduce the amount of your return (or increase your loss) through the application of the Accrued Investor Fee. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be reflected in the Payment at Maturity.

The ETNs do not have a minimum Payment at Maturity, payment upon early redemption or upon a call and are exposed to any decline in the Index. For a description of how the Coupon Amount, Payment at Maturity, payment upon early redemption or upon a call is calculated, please refer to the “Specific Terms of the ETNs—Coupon,”—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Issuer Call Right” sections in this pricing supplement.

The denomination and Stated Principal Amount of each ETN is $25.00. ETNs may be issued at a price that is higher or lower than the Stated Principal Amount, based on the Indicative Value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Account holders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value and the Intraday Indicative Value and the payment due with respect to each ETN which is subject to a split or reverse split. Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time. A split or reverse split of the ETNs will not affect the aggregate Stated Principal Amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs”.

An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index Constituents.

What is the Index and who publishes the level of the Index?

The ETNs are linked to the price return version of the S&P MLP Index. The Index includes both master limited partnerships (“MLPs”) and limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax characteristics as MLPs (collectively, the “Index Constituents”), that trade on major U.S. exchanges. The Index Constituents are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”). The intraday level and the official Closing Level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “SPMLP <Index>”. For more information on the Index, including its methodology and the selection criteria of the Index Constituents, see “The Index” in this pricing supplement.

How will the Coupon Amount, Payment at Maturity, payment upon early redemption or upon a call be determined for the ETNs?

Unless your ETNs have been previously redeemed or called, the ETNs will mature on December 4, 2034 (the “Maturity Date”), subject to postponement if such date is not a Business Day or in the event of a Market Disruption Event or an extension of the maturity as described herein.

Coupon Amount

On each Coupon Payment Date, for each ETN you hold on the applicable Coupon Record Date, you will receive a cash payment on the applicable Coupon Payment Date equal to (a) the Reference Distribution Amount minus the Accrued Investor Fee, each calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). The final Coupon Amount will be included in the Payment at Maturity if, on the Final Valuation Date, the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred. The Coupon Amount will be paid on the Coupon Payment Date to the holder of an ETN as of the applicable Coupon Record Date.

To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Investor Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount due or payable on the corresponding Coupon Payment Date, and an amount equal to the Accrued Investor Fee minus the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Investor Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Investor Fee for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be reflected in the Payment at Maturity.

On any Coupon Valuation Date, the “Reference Distribution Amount” is an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive with respect to any Index Constituent held by such Reference Holder on the record date for those cash distributions whose ex-dividend date occurs during the Coupon Period with respect to such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to net cash distributions for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the distribution to holders of such Index Constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

As of any date of determination, the “Reference Holder” is a hypothetical holder of a number of units of each Index Constituent equal to the product of (a) the number of units of such Index Constituents currently represented in the Index and (b) the Multiplier. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time. The “Multiplier” is equal to 0.009374, the quotient of the Stated Principal Amount divided by the Initial Index level.

On any Trading Day, for each ETN, the “Stub Coupon Amount” will be equal to the Reference Distribution Amount for the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the Inception Date) to, and including, such Trading Day.

The “Coupon Valuation Date” will be the last Trading Day of March, June, September and December of each calendar year during the term of the ETNs, (or if any such day is not a Trading Day, the next following Trading Day) as well as the Final Valuation Date, a Redemption Settlement Date or the Call Settlement Date provided that the final Coupon Valuation Date will be the Final Valuation Date. The initial Coupon Valuation Date was December 31, 2014.

The “Coupon Record Date” will be the ninth Business Day following the corresponding Coupon Valuation Date.

The “Coupon Ex-Date” is the first Trading Day on which the ETN trades without the right to receive the Coupon Amount. Under current the NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date. Such practice is expected to be shortened to the first Trading Day prior to the applicable Coupon Record Date for trades executed on or after September 5, 2017.

The “Coupon Payment Date” will be the 15th Business Day following each Coupon Valuation Date, commencing on January 23, 2015, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event on the Coupon Valuation Date or an extension of the Maturity Date as described herein, provided that the Coupon Payment Date corresponding to the Final Valuation Date, a Redemption Valuation Date or the Call Valuation Date will be the Maturity Date, the Redemption Settlement Date or the Call Settlement Date, as applicable.

In addition, if a Redemption Settlement Date, the Call Settlement Date or the Maturity Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (i) the Maturity Date; (ii) the Redemption Settlement Date if, as of the corresponding Redemption Valuation Date, the Ex-Date with respect to such Coupon Amount has not yet occurred; or (iii) the Call Settlement Date if, as of the corresponding Call Valuation Date, the Ex-Date with respect to such Coupon Amount has not yet occurred, as applicable.

Payment at Maturity

If not previously redeemed or called, the ETNs will mature on December 4, 2034, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the Maturity Date as described herein. If your ETNs have not previously been redeemed or called, on the Maturity Date you will receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the five consecutive Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any Fee Shortfall as of the last Coupon Valuation Date will be reflected in the Payment at Maturity. See “Fee Shortfall” below for more information. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

The “Closing Indicative Value” for the ETNs on the Inception Date was equal to the Stated Principal Amount. The Closing Indicative Value on any Trading Day after the Inception Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of the Stated Principal Amount and the Index Factor as of such Trading Day plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Coupon Amount as of such Trading Day, if any, minus (d) the Accrued Investor Fee as of such Trading Day. In no event, however, will the Closing Indicative Value be less than zero. If the ETNs undergo a split or reverse split, the Closing Indicative Value (including the Stated Principal Amount) will be adjusted accordingly. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.

The “Index Factor” on any Trading Day, including the Final Valuation Date, will be equal to the Closing Level of the Index on that day divided by the Initial Index Level. The Closing Level of the Index on any Trading Day will be published by the Index Sponsor on the Bloomberg page “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable.

The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “MLPOIV” and under the Yahoo! Finance ticker symbol “^MLPO-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

If the ETNs undergo a split or reverse split, the Stated Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.

The “Annual Investor Fee Rate” will be equal to 0.95% per annum.

On any Trading Day, including the Final Valuation Date, the “Accrued Investor Fee” will be equal to (a) (i) the Annual Investor Fee Rate times (ii) the number of days in the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the Inception Date) to, and including, such Trading Day, divided by 365 times by (iii) Stated Principal Amount times (iv) the Index Factor as of such Trading Day, plus (b) the Fee Shortfall from the previous Coupon Valuation Date, if any.

There will be a Fee Shortfall from the previous Coupon Valuation Date if the Reference Distribution Amount on such previous Coupon Valuation Date minus the Accrued Investor Fee on such previous Coupon Valuation Date was negative. In such case, the Fee Shortfall is equal to the absolute value of such negative number.

The Accrued Investor Fee reduces your Coupon Amount and may reduce the amount of your return at maturity, upon early redemption or upon a call. If the Coupon Amounts (reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall) and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment.

The ETNs do not guarantee any return of your investment. If the Coupon Amounts and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment.

See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not a Trading Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Trading Day; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events”.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number (the “Minimum Redemption Amount”) of your ETNs to us for early redemption by delivering to us a redemption notice (the “Redemption Notice”). The minimum redemption amount will be equal to 50,000 ETNs, except that we or CSSU may from time to time reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time such reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

If you elect to offer your ETNs for early redemption and the requirements for acceptance by us are met, you will receive on the Redemption Settlement Date a cash payment in an amount equal to the Redemption Settlement Amount for each ETN you hold. Investors will be charged the applicable Redemption Fee Amount for ETNs redeemed at your option. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may provide a Redemption Notice on any Business Day during the term of the ETNs, starting on the Business Day following the Inception Date until November 21, 2034 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended).

If the number of ETNs being redeemed is less than the Redemption Liquidity Threshold (a “Small Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Redemption Valuation Date, minus (2) the Redemption Fee Amount.

If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold (a “Large Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse.

In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day.

In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “Specific Terms of the ETNs—Procedures for Early Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Redemption Settlement Date” will be the third Business Day following a Redemption Valuation Date.

The “Redemption Valuation Period” will be a period of five consecutive Trading Days to, and including, the Large Redemption Valuation Date.

In the case of a Small Redemption, the “Redemption Fee Amount” will be equal to the product of (1) the Closing Indicative Value of the ETNs on the applicable Trading Day times (2) 0.10%.

In the case of a Large Redemption, the Redemption Fee Amount will be equal to the product of (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Redemption Valuation Period, times (2) 0.10%.

The “Redemption Liquidity Threshold” will be equal to 1,000,000 ETNs.

Issuer Call Right

We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date (the “Call Notice”). We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date.

Upon exercise of our call right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date specified in the Call Notice (the “Call Settlement Date”). If the amount so calculated is less than zero, the payment upon exercise of the call right will be zero.

Unless the scheduled Call Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Call Valuation Date, the final day on which we can issue a Call Notice will be November 14, 2034 (or, if the maturity of the ETNs is extended, twenty (20) calendar days prior to the scheduled Maturity Date, as extended).

Understanding the value of the ETNs

The Initial Indicative Value was determined on the Inception Date. The Initial Indicative Value, Intraday Indicative Value, Closing Indicative Value, Redemption Settlement Amount, Call Settlement Amount and Payment at Maturity are not the same as the trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market. The Closing Indicative Value will be calculated and published by the IV Calculation Agent on each Trading Day under the Bloomberg ticker symbol “MLPOIV”. The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every fifteen (15) seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “MLPOIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The trading price of the ETNs in the secondary market is available under the ticker symbol “MLPO” and reflects the last reported trading price of the ETNs, regardless of the date and time of such trading price.

The publishing of such values is subject to delay or postponement. The Closing Indicative Value and the Intraday Indicative Value may be published by parties other than the IV Calculation Agent; however, such publishing by other sources may be inaccurate and may be subject to delay or postponement. The Closing Indicative Value and the Intraday Indicative Value is calculated as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Index. Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—Risks Relating to Liquidity and the Secondary Market—Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs”.

An explanation of each valuation is set forth below.

Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of day economic value of the ETNs. The Closing Indicative Value on any Trading Day after the Inception Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of the Stated Principal Amount and the Index Factor as of such Trading Day plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Coupon Amount as of such Trading Day, if any, minus (d) the Accrued Investor Fee as of such Trading Day. In no event, however, will the Closing Indicative Value be less than zero.

See “How will the Coupon Amount, Payment at Maturity, payment upon early redemption or upon a call be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

Intraday Indicative Value

The “Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors— Risks Relating to the Return on the ETNs —The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists”, “—Suspension or disruptions of market trading in options or futures contracts may adversely affect the value of your ETNs” and “—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value”.

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Furthermore, any premium over or discount to the Intraday Indicative Value reflected in the trading price of the ETNs may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or upon a call of the ETNs, in which case you will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or a discount to their Indicative Value.

See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Redemption Settlement Amount

In the case of a Small Redemption, the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Redemption Valuation Date, minus (2) the Redemption Fee Amount.

In the case of a Large Redemption, the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.

See “How will the Coupon Amount, Payment at Maturity, payment upon early redemption or upon a call be determined for the ETNs?” in this pricing supplement.

Call Settlement Amount

We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing at least twenty (20) calendar days prior to the Call Settlement Date. For each ETN you hold, the Call Settlement Amount per ETN will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Call Valuation Period.

See “How will the Coupon Amount, Payment at Maturity, payment upon early redemption or upon a call be determined for the ETNs?” in this pricing supplement.

Payment at Maturity

If your ETNs have not previously been redeemed or called, on the Maturity Date you will receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Final Valuation Period (as defined herein). Any Fee Shortfall as of the last Coupon Valuation Date will be reflected in the Payment at Maturity.

See “How will the Coupon Amount, Payment at Maturity, payment upon early redemption or upon a call be determined for the ETNs?” in this pricing supplement.

How do you sell your ETNs?

The ETNs are listed on the NYSE Arca under the ticker symbol “MLPO”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Indicative Values of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or upon a call of the ETNs, in which case you will receive a cash payment based on the Closing Indicative Values during the Call Valuation Period.

How do you offer your ETNs to Credit Suisse for early redemption?

If you wish to offer your ETNs to Credit Suisse for early redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of early redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day. In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective;

•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Redemption Date (the third Business Day following the Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker prior to 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your early redemption request by 7:30 p.m., on the Business Day prior to the applicable Redemption Valuation Date or the first day of the Redemption Valuation Period, as the case may be, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Redemption Settlement Amount you will receive for each ETN will not be determined until the close of trading on the applicable Redemption Valuation Date, you will not know the applicable Redemption Settlement Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Redemption Settlement Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Constituents. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	You may lose some or all of your investment—The ETNs do not guarantee any return of your investment. If the Coupon Amounts and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment.
•	You are not guaranteed to receive a Coupon Amount— You will not receive fixed periodic payments on the ETNs; the amount of the quarterly Coupon Amount is uncertain and could be zero.
•	The ETNs are subject to market risk — When you purchase the ETNs you are exposed not only to the risk associated with purchasing an ETN that is subject to the credit risk of the Issuer but also to the risks of the underlying Index. The level of the Index is affected by a variety of market and economic factors, interest rates, commodity prices and economic, financial, political, regulatory, judicial or other events, as well as risks relating to other events that affect the markets generally.

•	Fees reduce the value of the ETNs—The fees built into the ETNs will reduce the Coupon Amount payable. If the Coupon Amounts (reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall) and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment.
•	Indicative Values are not the same as the closing price or any other trading price of the ETNs — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time, due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.
•	You will not have any rights in the Index Constituents—As an owner of the ETNs, you will not have the rights that investors in the securities of the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the securities of the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs.
•	Our credit risk may affect the trading price of the ETNs — The ETNs are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. If we default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs. Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due and as a result, our actual and perceived creditworthiness will affect the market value, if any, of the ETNs before payments become due at maturity or upon an earlier redemption or acceleration.
•	Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs — It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or upon early redemption or upon a call, may bear little relation to the historical or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.
•	There may not be an active trading market for the ETNs — Although the ETNs are listed on the NYSE Arca, we are not obligated to maintain any listing, and under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. In addition, we may cease issuances and/or suspend sales of the ETNs at any time, at our sole discretion. If the ETNs are delisted or if we choose note to issue additional ETNs or to suspend sales of the ETNs from our inventory, this will impact supply and demand for the ETNs and may materially and adversely impact the liquidity and price of the ETNs in the secondary market, if one exists. As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if the ETNs had remained listed or if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from our inventory at that time, as the case may be. The factors that may interfere with an active trading market in the ETNs may also amplify any discrepancies between secondary market prices and the Indicative Values of the ETNs or the amounts that would be payable on the ETNs at maturity or upon early redemption or acceleration. Any such discrepancies could impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto.
•	We have potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as an agent of the Issuer for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the arithmetic average of the Closing Indicative Values of the ETNs and the Redemption Fee Amount, where applicable, make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs and the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index or listed or over-the-counter options, futures contracts, swaps or other instruments linked to the Index and certain exchange-traded notes issued by Credit Suisse. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

•	Early redemption is subject to restrictions — You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered. Since the early redemption settlement amount is determined after we receive your Redemption Notice and you may not rescind such notice, you will be exposed to market risk.
•	We may call the ETNs at any time — Credit Suisse may call the ETNs in whole or in part on any Trading Day during the term of the ETNs, until the twentieth (20th) calendar day preceding the Maturity Date, and upon any such call you may receive less than, and possibly may lose all of, your original investment in the ETNs.
•	Credit Suisse is subject to Swiss Regulation — As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.
•	Uncertain tax treatment — No ruling has been requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations.” In addition, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs, perhaps retroactively. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a return linked to the performance of the Index and Coupon Amounts which are dependent on the distributions on the Index Constituents.
•	You believe the Coupon Amounts and the performance of the Index will be sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or upon a call of the ETNs.

•	You understand that any Fee Shortfall will be carried forward and applied in subsequent periods until paid in full.
•	You are willing to actively and frequently monitor your investment in the ETNs.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and financial markets generally.
•	You are willing to make an investment with concentrated exposure to leading partnerships and companies that trade on major U.S. exchanges and are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard®.
•	You accept the risk that Credit Suisse may call all or a portion of your ETNs.
•	You do not seek current income from this investment.
•	You understand that we expect to sell all of the ETNs issued on the Inception Date to a single purchaser and that there may not be an active trading market for the ETNs.
•	You do not seek a guaranteed return of your investment and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the Accrued Investor Fee (which includes any applicable Fee Shortfall), and any applicable Redemption Fee Amount will reduce your return (or increase your loss) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse, as issuer of the ETNs.

The ETNs may not be a suitable investment for you

The ETNs are not a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index and Coupon Amounts which are dependent on the distributions on the Index Constituents.
•	You do not believe the Coupon Amounts and the performance of the Index will be sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or upon a call of the ETNs.

•	You do not understand that any Fee Shortfall will be carried forward and applied in subsequent periods until paid in full.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to make an investment with concentrated exposure to leading partnerships and companies that trade on major U.S. exchanges and are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard®.
•	You are not willing to accept the risk that Credit Suisse may call all or a portion of your ETNs.
•	You seek current income from your investment.
•	You are not willing to make an investment in ETNs expected to be sold initially to a single purchaser or are not willing to accept the risk that there may not be an active trading market for the ETNs.
•	You seek a guaranteed return of your investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You do not seek an investment with an Accrued Investor Fee (which includes any applicable Fee Shortfall), and a Redemption Fee Amount which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the Index Constituents?

No. As an owner of the ETNs, you will not have the rights that investors in the securities of the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the securities of the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs.

Who calculates and publishes the Index?

The level of the Index is calculated by S&P Dow Jones Indices LLC in its capacity as the Index Sponsor approximately every fifteen seconds during normal trading hours, and the Index Closing Level is published on each Trading Day. Index information, including the Index Closing Level, is available from Bloomberg under the ticker symbol “SPMLP <Index>”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index used to calculate the Redemption Settlement Amount, Call Settlement Amount and Payment at Maturity, as the case may be. The Index is subject to the policies of the Index Sponsor and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and will likely participate in any future distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the Accrued Investor Fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will perform certain calculations described in this pricing supplement such as determining the arithmetic average of the Closing Indicative Values and the Redemption Fee Amount, where applicable, and will make certain determinations that may impact the value of the ETNs, including with respect to the occurrence of a split or reverse split of the ETNs, Market Disruption Events and any Successor Index. These determinations may be adverse to you. You should refer to “Risk Factors—Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of the Index Constituents, listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, including certain exchange-traded notes issued by Credit Suisse, or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or upon a call of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as its purchase, holding and subsequent disposition of the ETNs is not prohibited under ERISA or the Code (as defined below) or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, a bonus or other compensation which would otherwise not be received) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

HYPOTHETICAL EXAMPLES

Set forth below are hypothetical examples detailing the calculation of the Coupon Amount and the payment on the ETNs at maturity.

Hypothetical Coupon Amount Calculation

The following table shows the calculation of the hypothetical Coupon Amount on each quarterly Coupon Payment Date over a hypothetical period of five quarters. The hypothetical Coupon Amounts set forth below are for illustrative purposes only and are not the actual Coupon Amounts with respect to any Coupon Payment Date. The actual Coupon Amount on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount and the Accrued Investor Fee, which includes any Fee Shortfall, each calculated as of the corresponding Coupon Valuation Date, and will be substantially different from any amounts set forth in the hypothetical examples below. Given the hypothetical figures provided below, a holder of an ETN on the applicable Coupon Record Date would receive a Coupon Amount as indicated in column E. You may not be paid, and are not guaranteed, a Coupon Amount during the term of the ETNs. For additional information related to the Coupon Amount, please see “Specific Terms of the ETNs—Coupon”.

A	B	C	D	E	F
Quarter	Reference Distribution Amount	Accrued Investor Fee (excluding Fee Shortfall from previous quarter)	Accrued Investor Fee (including Fee Shortfall from previous quarter)	Coupon Amount (B - D)	Fee Shortfall*
1	$0.27	$0.29	$0.29	$0.00	$0.02
2	$0.65	$0.33	$0.35	$0.30	$0.00
3	$0.31	$0.37	$0.37	$0.00	$0.06
4	$0.40	$0.41	$0.47	$0.00	$0.07
5	$0.78	$0.45	$0.52	$0.26	$0.00

* The Fee Shortfall, if any, is added to the amount in column C in the next quarter to calculate the Accrued Investor Fee for such quarter (Column D).

Hypothetical Examples of the Payment at Maturity

The following examples show how the ETNs would perform in hypothetical circumstances. We have included two examples in which the Index has increased at maturity, as well as three examples in which the Index has decreased at maturity. For ease of analysis and presentation, the following examples assume that the term of the ETNs is 10 quarters, that no Coupon Amount was paid during the term of the ETNs and that the Reference Distribution Amount for each Coupon Period is zero. These examples highlight the behavior of the Closing Indicative Value in different circumstances. For further information on the Closing Indicative Value, see “Description of the ETNs—The actual trading prices of the ETNs may vary significantly from the Intraday Indicative Value and the Closing Indicative Value” in this pricing supplement. The figures presented in these examples have been rounded for convenience. Figures for hypothetical quarter 10 are as of the Final Valuation Date and are assumed to be equal to the arithmetic average of the Closing Indicative Values during the Final Valuation Period. Given the indicated assumptions, a holder will receive a Payment at Maturity per ETN in the amount indicated in column F, according to the indicated formula.

Although your payment upon early redemption will be calculated in the same manner as the Payment at Maturity examples described below, you should be aware that early redemptions are also subject to a Redemption Fee Amount. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. The figures set forth in the examples below are for purposes of illustration only and are not actual historical results. For information relating to the historical performance of the Index, please refer to “The Index” in this pricing supplement.

Example 1. Assumptions: This example assumes that the Index increases by 1.25% per quarter. This example shows the impact of a gradual increase in the Index.

Annual Investor Fee Rate	Hypothetical Number of Days in Each Coupon Period	Stated Principal Amount	Initial Index Level
0.95%	90	$25.00	1000.00

A	B	C	D	E	F
Quarter	Index Level	Index Factor (B / Initial Index Level)	Accrued Investor Fee, excluding Fee Shortfall from previous quarter (0.95% x (90 / 365) x $25 x C	Accrued Investor Fee, including Fee Shortfall from previous quarter (D + E from previous quarter)	Closing Indicative Value ((Stated Principal Amount x C) – E)
0	1000.00	1.0000	$0.0000	$0.0000	$25.0000
1	1012.50	1.0125	$0.0593	$0.0593	$25.2532
2	1025.16	1.0252	$0.0600	$0.1193	$25.5096
3	1037.97	1.0380	$0.0608	$0.1801	$25.7692
4	1050.95	1.0509	$0.0615	$0.2417	$26.0320
5	1064.08	1.0641	$0.0623	$0.3040	$26.2981
6	1077.38	1.0774	$0.0631	$0.3671	$26.5675
7	1090.85	1.0909	$0.0639	$0.4309	$26.8403
8	1104.49	1.1045	$0.0647	$0.4956	$27.1165
9	1118.29	1.1183	$0.0655	$0.5611	$27.3962
10	1132.27	1.1323	$0.0663	$0.6274	$27.6793
Annualized Index Return: 5.09%				Index Return: 13.23%
Annualized Return on the ETNs: 4.16%				Return on the ETNs: 10.72%

Because we have assumed that the Reference Distribution Amount with respect to each Coupon Valuation Date is zero, for each quarter the Accrued Investor Fee for that quarter is increased by the previous quarter’s Fee Shortfall, which is equal to the difference between the Accrued Investor Fee (excluding any Fee Shortfall) and the Reference Distribution Amount for each previous quarter.

Example 2. Assumptions: This example assumes that the Index decreases by 1.25% per quarter. This example shows the impact of a gradual decrease in the Index.

Annual Investor Fee Rate	Hypothetical Number of Days in Each Coupon Period	Stated Principal Amount	Initial Index Level
0.95%	90	$25.00	1000.00

A	B	C	D	E	F
Quarter	Index Level	Index Factor (B / Initial Index Level)	Accrued Investor Fee, excluding Fee Shortfall from previous quarter (0.95% x (90 / 365) x $25 x C	Accrued Investor Fee, including Fee Shortfall from previous quarter (D + E from previous quarter)	Closing Indicative Value ((Stated Principal Amount x C) – E)
0	1000.00	1.0000	$0.0000	$0.0000	$25.0000
1	987.50	0.9875	$0.0578	$0.0578	$24.6297
2	975.16	0.9752	$0.0571	$0.1149	$24.2640
3	962.97	0.9630	$0.0564	$0.1713	$23.9028
4	950.93	0.9509	$0.0557	$0.2270	$23.5462
5	939.04	0.9390	$0.0550	$0.2820	$23.1941
6	927.31	0.9273	$0.0543	$0.3363	$22.8463
7	915.71	0.9157	$0.0536	$0.3899	$22.5029
8	904.27	0.9043	$0.0530	$0.4429	$22.1638
9	892.96	0.8930	$0.0523	$0.4952	$21.8289
10	881.80	0.8818	$0.0516	$0.5468	$21.4982
Annualized Index Return: -4.91%				Index Return: -11.82%
Annualized Return on the ETNs: -5.86%				Return on the ETNs: -14.01%

Because we have assumed that the Reference Distribution Amount with respect to each Coupon Valuation Date is zero, for each quarter the Accrued Investor Fee for that quarter is increased by the previous quarter’s Fee Shortfall, which is equal to the difference between the Accrued Investor Fee (excluding any Fee Shortfall) and the Reference Distribution Amount for each previous quarter.

Example 3. Assumptions: This example assumes that the Index has alternating increases of 5.00% per quarter followed by decreases of 2.50% per quarter during the ten-quarter period. This example shows the impact of volatility in the Index when overall Index performance is positive.

Annual Investor Fee Rate	Hypothetical Number of Days in Each Coupon Period	Stated Principal Amount	Initial Index Level
0.95%	90	$25.00	1000.00

A	B	C	D	E	F
Quarter	Index Level	Index Factor (B / Initial Index Level)	Accrued Investor Fee, excluding Fee Shortfall from previous quarter (0.95% x (90 / 365) x $25 x C	Accrued Investor Fee, including Fee Shortfall from previous quarter (D + E from previous quarter)	Closing Indicative Value ((Stated Principal Amount x C) – E)
0	1000.00	1.0000	$0.0000	$0.0000	$25.0000
1	1050.00	1.0500	$0.0615	$0.0615	$26.1885
2	1023.75	1.0238	$0.0600	$0.1214	$25.4723
3	1074.94	1.0749	$0.0630	$0.1844	$26.6890
4	1048.06	1.0481	$0.0614	$0.2458	$25.9558
5	1100.47	1.1005	$0.0644	$0.3102	$27.2015
6	1072.96	1.0730	$0.0628	$0.3730	$26.4508
7	1126.60	1.1266	$0.0660	$0.4390	$27.7261
8	1098.44	1.0984	$0.0643	$0.5033	$26.9576
9	1153.36	1.1534	$0.0675	$0.5709	$28.2631
10	1124.53	1.1245	$0.0659	$0.6367	$27.4764
Annualized Index Return: 4.81%				Index Return: 12.45%
Annualized Return on the ETNs: 3.85%				Return on the ETNs: 9.91%

Because we have assumed that the Reference Distribution Amount with respect to each Coupon Valuation Date is zero, for each quarter the Accrued Investor Fee for that quarter is increased by the previous quarter’s Fee Shortfall, which is equal to the difference between the Accrued Investor Fee (excluding any Fee Shortfall) and the Reference Distribution Amount for each previous quarter.

Example 4. Assumptions: This example assumes that the Index has alternating decreases of 5.00% per quarter followed by increases of 2.50% per quarter during the ten-quarter period. This example shows the impact of volatility in the Index when overall Index performance is negative.

Annual Investor Fee Rate	Hypothetical Number of Days in Each Coupon Period	Stated Principal Amount	Initial Index Level
0.95%	90	$25.00	1000.00

A	B	C	D	E	F
Quarter	Index Level	Index Factor (B / Initial Index Level)	Accrued Investor Fee, excluding Fee Shortfall from previous quarter (0.95% x (90 / 365) x $25 x C	Accrued Investor Fee, including Fee Shortfall from previous quarter (D + E from previous quarter)	Closing Indicative Value ((Stated Principal Amount x C) – E)
0	1000.00	1.0000	$0.0000	$0.0000	$25.0000
1	950.00	0.9500	$0.0556	$0.0556	$23.6944
2	973.75	0.9738	$0.0570	$0.1127	$24.2311
3	925.06	0.9251	$0.0542	$0.1668	$22.9597
4	948.19	0.9482	$0.0555	$0.2224	$23.4824
5	900.78	0.9008	$0.0528	$0.2751	$22.2444
6	923.30	0.9233	$0.0541	$0.3292	$22.7533
7	877.13	0.8771	$0.0514	$0.3805	$21.5478
8	899.06	0.8991	$0.0527	$0.4332	$22.0434
9	854.11	0.8541	$0.0500	$0.4832	$20.8695
10	875.46	0.8755	$0.0513	$0.5345	$21.3521
Annualized Index Return: -5.18%				Index Return: -12.45%
Annualized Return on the ETNs: -6.11%				Return on the ETNs: -14.59%

Because we have assumed that the Reference Distribution Amount with respect to each Coupon Valuation Date is zero, for each quarter the Accrued Investor Fee for that quarter is increased by the previous quarter’s Fee Shortfall, which is equal to the difference between the Accrued Investor Fee (excluding any Fee Shortfall) and the Reference Distribution Amount for each previous quarter.

Example 5. Assumptions: This example assumes that the Index decreases by 5.00% per quarter. This example shows the impact of a significant decrease in the Index.

Annual Investor Fee Rate	Hypothetical Number of Days in Each Coupon Period	Stated Principal Amount	Initial Index Level
0.95%	90	$25.00	1000.00

A	B	C	D	E	F
Quarter	Index Level	Index Factor (B / Initial Index Level)	Accrued Investor Fee, excluding Fee Shortfall from previous quarter (0.95% x (90 / 365) x $25 x C	Accrued Investor Fee, including Fee Shortfall from previous quarter (D + E from previous quarter)	Closing Indicative Value ((Stated Principal Amount x C) – E)
0	1000.00	1.0000	$0.0000	$0.0000	$25.0000
1	950.00	0.9500	$0.0556	$0.0556	$23.6944
2	902.50	0.9025	$0.0529	$0.1085	$22.4540
3	857.38	0.8574	$0.0502	$0.1587	$21.2757
4	814.51	0.8145	$0.0477	$0.2064	$20.1563
5	773.78	0.7738	$0.0453	$0.2517	$19.0928
6	735.09	0.7351	$0.0430	$0.2948	$18.0825
7	698.34	0.6983	$0.0409	$0.3357	$17.1228
8	663.42	0.6634	$0.0389	$0.3745	$16.2110
9	630.25	0.6302	$0.0369	$0.4114	$15.3448
10	598.74	0.5987	$0.0351	$0.4465	$14.5219
Annualized Index Return: -18.55%				Index Return: -40.13%
Annualized Return on the ETNs: -19.53%				Return on the ETNs: -41.91%

Because we have assumed that the Reference Distribution Amount with respect to each Coupon Valuation Date is zero, for each quarter the Accrued Investor Fee for that quarter is increased by the previous quarter’s Fee Shortfall, which is equal to the difference between the Accrued Investor Fee (excluding any Fee Shortfall) and the Reference Distribution Amount for each previous quarter.

The examples above reflect the method of calculating the Payment at Maturity. Any payment in respect of an early redemption at the holder’s option will be based on the Closing Level(s) of the Index at the relevant time, less the Redemption Fee Amount. We cannot predict the actual Closing Level of the Index on any Trading Day or the market value of your ETNs, nor can we predict the relationship between the Closing Level of the Index and the market value of your ETNs. The actual amount that a holder of the ETNs will be entitled to receive at maturity, upon early redemption or upon a call, as the case may be, and the rate of return on the ETNs will depend on whether the performance of the Index and the Coupon Amounts will be sufficient to offset the negative effects of the Accrued Investor Fee over the relevant period. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, on the Maturity Date, a Call Settlement Date or any Redemption Date, as applicable, may be very different from the information reflected in the tables above.

RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are considerably riskier than ordinary unsecured debt securities. The return on the ETNs is based on the performance of the Index, as reflected by their Indicative Value, and any distributions made with respect to the Index Constituents. Investing in the ETNs is not equivalent to investing directly in the Index Constituents or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. You should read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

Risks Relating to the Return on the ETNs

The ETNs do not have a minimum Payment at Maturity, a minimum Redemption Settlement Amount or a minimum Call Settlement Amount and you may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum Payment at Maturity, a minimum Redemption Settlement Amount or a minimum Call Settlement Amount and you may receive less, and possibly significantly less, at maturity, upon early redemption or upon a call than the amount you originally invested. Our cash payment on your ETNs at maturity, upon early redemption or upon a call of the ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the Accrued Investor Fee and, if applicable, the Redemption Fee Amount. In addition, any Coupon Amount will be reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amount, to offset those fees. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The Intraday Indicative Value will be published under the Bloomberg ticker symbol “MLPOIV” and under the Yahoo! Finance ticker symbol “^MLPO-IV”. The trading price of the ETNs in the secondary market at any time may vary significantly from their Intraday Indicative Value at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. We have appointed the NYSE Arca to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.

The Indicative Value calculations will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid offer spreads.

The Index is calculated, maintained and published by the Index Sponsor. As of the date of this pricing supplement, the Index is reported on Bloomberg under the ticker symbol “SPMLP <Index>” and the Closing Level of the Index for each Trading Day is published by 5:00 p.m. (New York City time) on each such day. For further information on the Index, see “The Index” in this pricing supplement.

The ETNs do not pay interest nor guarantee any return of your investment

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount at maturity, upon early redemption or upon a call or payment of any Coupon Amount, and you may incur a loss of your investment. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Redemption Settlement Amount, Call Settlement Amount and Payment at Maturity, as applicable (each, a “Payment Amount”), will each depend on the change in the level of the Index, subject to applicable fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. If the Coupon Amounts (reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall) and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Redemption Settlement Date, Call Settlement Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

Any Payment Amount is subject to the Accrued Investor Fee and, if applicable, the Redemption Fee Amount

The Accrued Investor Fee is built into the calculation of the Closing Indicative Value used to determine your Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be. In addition, if you redeem the ETNs at your option, you will be charged a Redemption Fee Amount. In addition, any Coupon Amount will be reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall. Therefore, the Coupon Amounts together with the performance of the Index over the term that you hold the ETNs must be sufficient to offset the applicable fees in order for you to receive at least your investment in the ETNs.

The ETNs do not pay fixed periodic interest payments. You are not guaranteed any Coupon Amount on your ETNs

We will not pay fixed periodic interest on the ETNs. Instead you will be entitled to receive a variable Coupon Amount as described herein. The amount of any Coupon Amount will depend on the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Investor Fee, calculated as of the corresponding Coupon Valuation Date. To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Investor Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount made on the corresponding Coupon Payment Date, and the Fee Shortfall, which is an amount equal to the difference between the Accrued Investor Fee and the Reference Distribution Amount, will be included in the Accrued Investor Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Investor Fee for the corresponding Coupon Valuation Date. Any Fee Shortfall as of the last Coupon Valuation Date, will be reflected in the Payment at Maturity. The final Coupon Amount will be included in the Payment at Maturity if, on the Final Valuation Date, the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred. Accordingly, the amount of any Coupon Amount is uncertain and could be zero.

You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Payment at Maturity is based on the appreciation or depreciation of the Index. Because the Payment at Maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Since the amount of any quarterly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

The ETNs are subject to an Issuer Call Right that does not allow for participation in any future performance of the Index with respect to ETNs that have been called. Exercise of our Call Right may adversely affect the value of, or your ability to sell, your ETNs

We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date. With respect to the ETNs that have been called, upon our exercise of the Call Right, you will not benefit from any increase in the level of the Index with respect to ETNs subject to the call except to the extent such increase is reflected in the Closing Indicative Value during the Call Valuation Period. You will only receive a payment on the relevant Call Settlement Date equal to the Call Settlement Amount. You will receive a Call Settlement Amount that may be less than the stated principal amount of your ETNs. You will not be entitled to any further payments after the Call Settlement Date in respect of any ETNs that have been called, even if the Index level increases substantially subsequent to the Call Valuation Period. In addition, the issuance of a notice of our election to exercise our call right may adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs prior to the Call Settlement Date.

If we exercise our right to call the ETNs prior to maturity, your payment on the Call Settlement Date may be less than the Closing Indicative Value at the time we gave the notice of our election to call the ETNs

As discussed above, we have the right call the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date. We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date. The Call Settlement Amount per ETN will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Call Valuation Period. The Call Valuation Period will be a period of five consecutive Trading Days to, and including, the Call Valuation Date. The Call Valuation Date will be a date specified in the Call Notice, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event. It is possible that the market prices of the relevant Index Constituents, and, as a result, the Closing Level of the Index and the Closing Indicative Value of the ETNs, may vary significantly between when we provide the Call Notice and the Call Valuation Date, including potentially as a result of our trading activities during this period, as described further under “Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs”. As a result, you may receive a Call Settlement Amount that is significantly less than the Closing Indicative Value at the time of the Call Notice and may be less than your investment in the ETNs.

The ETNs may not be a suitable investment for you

The ETNs are not a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index and Coupon Amounts which are dependent on the distributions on the Index Constituents.
•	You do not believe the Coupon Amounts and the performance of the Index will be sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or upon a call of the ETNs.
•	You do not understand that any Fee Shortfall will be carried forward and applied in subsequent periods until paid in full.
•	You are not willing to actively and frequently monitor your investment in the ETNs.

•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to make an investment with concentrated exposure to leading partnerships and companies that trade on major U.S. exchanges and are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard®.
•	You are not willing to accept the risk that Credit Suisse may call all or a portion of your ETNs.
•	You seek current income from your investment.
•	You are not willing to make an investment in ETNs expected to be sold initially to a single purchaser or are not willing to accept the risk that there may not be an active trading market for the ETNs.
•	You seek a guaranteed return of your investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You do not seek an investment with an Accrued Investor Fee (which includes any applicable Fee Shortfall), and a Redemption Fee Amount which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially December 4, 2034. We may at our option extend the maturity of the ETNs for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs

Because the fees applicable to the ETNs reduce the amount due to you upon early redemption, a call or at maturity of the ETNs, the Coupon Amount must be sufficient or the Index must increase significantly in order for you to receive at least your investment amount upon early redemption, a call or maturity of your ETNs. In addition, if you redeem your ETNs prior to maturity, you will be charged the Redemption Fee Amount. The imposition of this fee will be subtracted from the Closing Indicative Value upon an early redemption. If the level of the Index decreases or does not increase sufficiently to offset the effect of the Accrued Investor Fee and the Redemption Fee Amount, as applicable, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment. For more information on how the Accrued Investor Fee and the Redemption Fee Amount affect the value of the ETNs, see “Hypothetical Examples”.

The cumulative effect of the Accrued Investor Fee and any Redemption Fee Amount may be greater than the charges and fees you would incur in connection with an alternative investment

The price to the public of the ETNs includes the agent’s discounts or commissions and may include transaction costs such as expenses incurred to create, document and market the ETNs and the cost of hedging our risks as Issuer of the ETNs through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the ETNs. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the ETNs (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

The Closing Indicative Value of the ETNs is reduced by the cumulative effect of the Accrued Investor Fee, which includes any applicable Fee Shortfall. In addition, if you redeem your ETNs prior to maturity, you will be charged the Redemption Fee Amount. See “Any Payment Amount is subject to the Accrued Investor Fee and, if applicable, the Redemption Fee Amount” above. If the cumulative effect of the Accrued Investor Fee and Redemption Fee Amount, if applicable, is greater than the charges and fees you may have otherwise incurred or accrued in connection with an alternative investment in the Index or the Index Constituents over the same term, your return on the ETNs may be less than your return would have been on such alternative investment.

There will be a delay in determining Payment at Maturity, the Call Settlement Amount and Redemption Settlement Amount for a Large Redemption

Payment at Maturity, the Call Settlement Amount and, in the case of a Large Redemption, the Redemption Settlement Amount will be calculated using the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the respective Valuation Periods. The Valuation Periods will be a period of five consecutive Trading Days and therefore there will be a delay in determining the Payment at Maturity, the Call Settlement Amount and Redemption Settlement Amount for a Large Redemption. In addition, the determination of such Payment at Maturity, Call Settlement Amount and Redemption Settlement Amount may be further delayed if a Market Disruption Event occurs on any Trading Day during the respective Valuation Period.

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 50,000 ETNs, the Minimum Redemption Amount at one time, and may redeem multiples of 50,000 ETNs in excess of the Minimum Redemption Amount. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of early redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day. In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. If Credit Suisse receives your Redemption Notice prior to 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Redemption Valuation Date or the first day of the Redemption Valuation Period, as the case may be. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective.

Also, because of the timing requirements of your offer to us for early redemption, settlement of any early redemption will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse confirms your offer.

The last date on which Credit Suisse will redeem your ETNs will be November 28, 2034 in the case of a Small Redemption and December 4, 2034 in the case of a Large Redemption. As such, you must offer your ETNs for redemption no later than November 21, 2034 (or, if the maturity of the ETNs is extended, or such date is postponed because such date is not a Business Day or in the event of a Market Disruption Event, five Trading Days prior to the Final Valuation Date, as extended or postponed).

The early redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value. There can be no assurance that arbitrageurs will employ the early redemption feature in this manner.

You may not request early redemption of your ETNs after November 21, 2034

You may not request early redemption of your ETNs after November 21, 2034, which is the final Redemption Notice date. In such case, you will receive any payment due on the scheduled Maturity Date.

The Redemption Fee Amount will apply to any Redemption Settlement Amount as a result of your election to have Credit Suisse redeem the ETNs

In connection with any offer by you of your ETNs for redemption, if the number of ETNs being redeemed is less than the Redemption Liquidity Threshold, a fee equal to the product of (a) 0.10% times (b) the Closing Indicative Value of the ETNs on the applicable Trading Day will apply. If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold, a fee equal to the product of (a) 0.10% times (b) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Redemption Valuation Period will apply. The imposition of this fee will be subtracted from the Closing Indicative Value on the applicable Redemption Valuation Date for Small Redemptions or from the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period for Large Redemptions.

You will not know the Redemption Settlement Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) prior to 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Redemption Settlement Amount cannot be determined until the Valuation Date, and as such you will not know the Redemption Settlement Amount for your ETNs at the time you make an election to redeem your ETNs, which becomes irrevocable after Credit Suisse confirms your offer. The Redemption Settlement Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The formula for determining the amount payable at maturity, upon early redemption or upon a call does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date will not necessarily be reflected in the calculation of the amount payable at maturity, upon early redemption or upon a call. The Calculation Agent will calculate the amount payable at maturity, upon early redemption or upon a call by utilizing the Closing Indicative Value on the applicable Valuation Date(s). No other levels of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. In addition, no Coupon Amount will be due or payable upon any redemption of the ETNs. As a result, you may lose a significant part of your investment even if the level of the Index has risen at certain times during the term of the ETNs.

The occurrence of a Market Disruption Event will affect the calculation of the Index Factor, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Trading Day, the Calculation Agent will determine the Index Factor as of such Trading Day using an appropriate Closing Level of the Index for such Trading Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date or the Valuation Date corresponding to a Redemption Settlement Date or upon a Call Settlement Date is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Redemption Settlement Date or the Call Settlement Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Redemption Settlement Date or the Call Settlement Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two additional five-year periods following the originally scheduled Maturity Date of December 4, 2034.

Risks Relating to the Index

You will not have any rights in the Index Constituents

As an owner of the ETNs, you will not have the rights that investors in the securities of the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the securities of the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs.

The Index Constituents are concentrated in the energy industry

The Index is comprised of securities of MLPs and LLCs concentrated in the energy industry, with operations in the oil and gas industries. The Index focuses on companies in the GICS Energy Sector and GICS Gas Utilities Industry, as determined according to the GICS classification system. Some of the MLPs and LLCs may be smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. Generally, MLPs may be significantly affected by a number of factors, including:

•	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

•	changes in tax or other laws affecting master limited partnerships and similar structures, generally;

•	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

•	changes in the relative prices of competing energy products;

•	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

•	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-terms supply disruptions or otherwise;

•	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

•	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States or elsewhere; and

•	general economic and geopolitical conditions in the United States and worldwide.

These or other factors, or the absence of such factors, could cause a downturn in the energy sector or gas utility industry generally or regionally and could cause the value of some or all of the Index Constituents to decline during the term of the ETNs.

The Index may not be representative of the energy industry

While the Index Constituents are considered by the Index Sponsor to be involved in the energy industry, with operations in the oil and gas industries, these Index Constituents may not be representative of the entire energy industry generally. If the securities of the Index Constituents decline in value, the Index will decline in value even if prices of equity interests in a broader range of companies in the energy related industry generally increase in value.

Energy MLP market risks may affect the trading value of the ETNs and the amount you will receive at maturity

We expect that the Closing Level of the Index will fluctuate in accordance with changes in the financial condition of the Index Constituents and certain other factors. The financial condition of the Index Constituents may become impaired or the general condition of the energy MLP market may deteriorate, either of which may cause a decrease in the Closing Level of the Index and thus in the value of the ETNs. The ETNs are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index Constituents change. Investor perceptions of the Index Constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The Closing Level of the Index is expected to fluctuate throughout the term of the ETNs.

Historical performance of the Index is not indicative of future performance of the Index

The market prices of the Index Constituents will determine the levels of the Index. The historical performance of the Index should not be taken as an indication of the future performance of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall. Market prices of the Index Constituents will be influenced by complex and interrelated economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Constituents are listed or traded, the Index Constituents, and the Index.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the Closing Indicative Value on the applicable Valuation Date(s)

If the Index does not increase by an amount sufficient to offset the effect of the Accrued Investor Fee reflected in the Closing Indicative Value of the ETNs and any Redemption Fee Amount, as applicable, between the relevant date of your investment and the applicable Valuation Date(s), we will pay you less than your investment amount of the ETNs. This will be true even if the level of the Index as of some date or dates prior to the relevant Valuation Date would have been sufficiently high to offset the effect of the such fees.

Credit Suisse and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information, which may change over time

We and our affiliates are not affiliated with the Index Sponsor in any way and have no ability to control or predict its actions, including any errors in, or discontinuation of disclosure regarding methods or policies relating to the calculation of the Index in its capacity as the Index Sponsor. The Index Sponsor is not under any obligation to continue to calculate the Index or required to calculate any Successor Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the value of the ETNs or the amount payable at maturity, upon early redemption or upon a call. The Calculation Agent may designate a Successor Index selected in its sole discretion. If the Calculation Agent determines in its sole discretion that no Successor Index comparable to the Index exists, the amount you receive at maturity, upon early redemption or upon a call of the ETNs will be determined by the Calculation Agent in its sole discretion. Substantially all disclosure in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the ETNs, should make your own investigation into the Index and the Index Sponsor. The Index Sponsor has no obligation to consider your interests as a holder of the ETNs.

The policies of the Index Sponsor and changes that affect the Index could affect the payment due on your ETNs and their market value

The policies of the Index Sponsor concerning the calculation of the level of the Index and the manner in which changes affecting the Index Constituents or options or equity securities relating to the Index or the Index Constituents are reflected in the level of the Index could affect the payment due on your ETNs on the relevant Redemption Settlement Date, Call Settlement Date or the Maturity Date and the market value of your ETNs prior to that date. The Payment Amount of your ETNs and their market value could also be affected if the Index Sponsor changes these policies, or make other methodological changes, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the equity securities composing the Index, or if the Index Sponsor discontinues, modifies or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the intrinsic value of your ETNs. The changing of Index Constituents may affect the Index, as a newly added equity security may perform significantly better or worse than the Index Constituent it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of ETNs linked to the Index. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the Valuation Date (including, without limitation, any Valuation Date in the Call Valuation Period or Final Valuation Period or Redemption Valuation Period). One example has been where the Index Sponsor holds the real-time calculation of intraday levels of an Index (commonly known as “auto holds”) based on certain thresholds, volatility or other factors as determined by the Index Sponsor, sometimes without prior notice. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The return on the ETNs is linked to the performance of the Index, as reflected by their Indicative Value. The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The Closing Indicative Value on any Trading Day after the Inception Date will be calculated by the IV Calculation Agent and will be equal to (a)the product of (i) Stated Principal Amount times (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Coupon Amount as of such Trading Day, if any, minus (d) the Accrued Investor Fee as of such Trading Day. In no event, however, will the Closing Indicative Value be less than zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

By contrast, the trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. See “—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present at maturity or upon early redemption or upon a call of the ETNs. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. The Intraday Indicative Value and the Closing Indicative Value will be calculated by the IV Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “MLPOIV” and may also be calculated and published by other sources. The publishing of such values by the IV Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. Credit Suisse does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.

The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value

If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the Closing Indicative Value and/or the Intraday Indicative Value. Paying a premium purchase price over the Intraday Indicative Value could lead to significant losses if you sell or redeem your ETNs at a time when such premium is no longer present in the market place or if we exercise our right to redeem the ETNs. Furthermore, if you sell your ETNs at a price which reflects a discount below the Closing Indicative Value, you may experience a significant loss.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs), trading disruptions or limitations in any of the foregoing or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of transaction costs, credit considerations and bid-offer spreads related to the ETNs. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Index. Under these circumstances, a comparison of the then-current Intraday Indicative Value of the ETNs to the then-prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell any additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the Minimum Redemption Amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the Redemption Amount:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	the level of the distributions made by the Index Constituents during the term of the ETNs,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Constituents are listed or traded, the Index Constituents, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Constituents are listed or traded, the Index Constituents, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	the amount of the Accrued Investor Fee and any applicable Redemption Fee Amount and whether there is any Fee Shortfall,
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical performance of the Index Constituents. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

We sold a portion of the ETNs on the Inception Date, and additional ETNs will be issued and sold from time to time through CSSU, an affiliate of ours. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or upon a call of the ETNs as described in this pricing supplement. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Settlement Amount to Credit Suisse at one time for early redemption on any Redemption Settlement Date.

The NYSE Arca may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact investors’ ability to sell the ETNs

Trading in the ETNs may be halted due to market conditions or, in the judgment of the exchange, if necessary to protect investors or in the public interest. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the ETNs may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the level of the Index declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the exchange. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Exchange rules relating to these matters are subject to change from time to time.

There may not be an active trading market for your ETNs; sales in the secondary market may result in significant losses

The ETNs are listed on the NYSE Arca under the ticker symbol “MLPO” and the ETNs may trade in after-hours trading. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. A trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market. In addition, if you sell your ETNs in the secondary market at a discount from the prevailing Indicative Value, you may receive sale proceeds that are lower than if you had otherwise sold your ETNs at a time when such discount was not present in the marketplace or if the ETNs had been redeemed or accelerated. Trading the ETNs during after-hours trading may involve trading at a time when there is no real-time Indicative Value available, which would impair your ability to accurately assess the intrinsic value of the ETNs relative to the price available during such after-hours trading, including any premium or discount thereto.

No assurance can be given as to the approval of the ETNs for listing or, if listed, the continuation of the listing for the life of the ETNs, or the liquidity or trading market for the ETNs. We are not required to maintain any listing of your ETNs on the NYSE Arca or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs is based on the performance of the Index, as reflected by their Indicative Value, and distributions made with respect the Index Constituents, the payment of any amount due on the ETNs, including any Payment at Maturity, payment upon early redemption or upon a call or payment of any Coupon Amount, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the Index Constituents, listed or over-the-counter options, equity securities, swaps, or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse, or the Index Constituents, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the Index Constituents or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the Index Constituents—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Redemption Settlement Date, Call Settlement Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in the Index Constituents, or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the Index Constituents, or instruments whose returns are linked to the Index, certain exchange-traded notes issued by Credit Suisse or the Index Constituents or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the Index Constituents for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the Index Constituents or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the Index Constituents—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Redemption Settlement Date, Call Settlement Date or the Maturity Date.

We or our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs. Any such research, opinions or recommendations could affect the market prices of the Index Constituents, the level of the Index or the market value of the ETNs

We, our affiliates or third parties with whom we transact and their affiliates may have published, and in the future may publish, research reports with respect to the Index Constituents and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Redemption Settlement Date, Call Settlement Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the Index Constituents, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

As noted above, the Calculation Agent will make determinations with respect to the ETNs which may be adverse to you, including calculating the arithmetic average of the Closing Indicative Values of the ETNs and the Redemption Fee Amount, where applicable, make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs and the replacement of the Index with a Successor Index. In addition, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index and Index Constituents or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the

Index Constituents. These activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time” above.

We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the Index Constituents or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the Index Constituents. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Redemption Settlement Date, Call Settlement Date or the Maturity Date.

There are potential conflicts of interest between you and our affiliates

If the Index Sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the level of the Index is not available or cannot be calculated for any reason, our affiliate, CSi, as Calculation Agent, may be required to make a good faith estimate in its sole discretion of the level of the Index or to postpone the relevant Valuation Date or the Maturity Date. The Calculation Agent will exercise its judgment when performing its functions. Since determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such determination.

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no Successor Index. In that case, the Calculation Agent will determine the level of the Index, including any intraday level, and thus the payment due on the ETNs, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index. Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon early redemption, a call or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

The Calculation Agent will perform certain calculations described in this pricing supplement such as determining the arithmetic average of the Closing Indicative Values and the Redemption Fee Amount, where applicable, and will make certain determinations that may impact the value of the ETNs, including with respect to Market Disruption Events, splits and reverse splits of the ETNs and the replacement of the Index with a Successor Index. The Calculation Agent will have discretion in making various determinations that affect your ETNs. The exercise of this discretion by the Calculation Agent could adversely affect the value of your ETNs and may present a conflict of interest of the kind described below under “—We or our affiliates may have economic interests adverse to those of the holders of the ETNs”.

CSi, an affiliate of ours, will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi will make certain calculations and determinations that may impact the value of the ETNs. Among other things, the Calculation Agent is responsible for calculation of the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, on the relevant Redemption Settlement Date, Call Settlement Date, determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

Credit Suisse is subject to Swiss Regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

Risks Relating to Tax Consequences

The Tax Consequences of Owning ETNs May Be Less Favorable Than a Direct Investment in the Index Constituents and Are Uncertain

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the ETNs, you agree to treat the ETNs for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in you owing more U.S. federal income tax than you would have owed if you had instead made a direct investment in the Index Constituents. In particular, the terms of the ETNs will require you to treat the Coupon Amount as ordinary income, notwithstanding the fact that an actual holder of the Index Constituents may be allocated an amount of income that is less than the distributions it receives and all or a portion of such allocations may be treated as long-term capital gain. This could have the effect of requiring you to pay more U.S. federal income tax (and requiring you to pay such tax at an earlier time) than a holder of a similar investment in the Index Constituents.

Furthermore, it is likely that your ownership of the ETNs will be treated as a “constructive ownership transaction” which would be subject to Section 1260 of the Internal Revenue Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity”. For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and a partnership is considered to be a pass-thru entity. The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index, like the Index, that is primarily composed of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of the return on your ETNs that is determined by reference to Index Constituents that are pass-thru entities (the “Pass-Thru Index Constituents”).

If the ETNs are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your ETNs that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Pass-Thru Index Constituents that are referenced by the ETNs) on the date that you purchased your ETNs and sold your interest in the Pass-Thru Index Constituents on the date of the sale, redemption or maturity of your ETNs (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your ETNs are subject to Section 1260, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the ETNs that is attributable to the Pass-Thru Index Constituents unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material United States Federal Income Tax Consequences” and are urged consult your own tax advisor regarding the potential application of these rules.

Moreover, it is possible that the IRS could treat your ETNs as representing ownership of the Index Constituents for U.S. federal income tax purposes, in which case (i) you could be required to file federal, state and local tax returns on account of your deemed ownership interest of the Index Constituents and pay tax accordingly and (ii) you may be subject to other adverse tax consequences described under “Material United States Federal Income Tax Considerations” below.

In addition, the U.S. federal income tax treatment of the ETNs is uncertain and the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs. For example, in 2017, legislation was proposed that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

For a discussion of the U.S. federal income tax treatment applicable to your ETNs as well as other potential alternative characterizations for your ETNs, please see the discussion under “Material United States Federal Income Tax Considerations” below. You should consult your tax advisor regarding the tax treatment of the ETNs.

Non-U.S. Holders of the ETNs May Be Subject to Adverse U.S. Federal Income Tax Consequences

The U.S. federal income tax treatment of the ETNs is uncertain, and some potential characterizations of the ETNs under U.S. federal income tax law could result in adverse consequences for non-U.S. holders. Given the uncertainty regarding how ETNs owned by non-U.S. holders should be characterized for U.S. federal income tax purposes, we intend to treat, and we expect that withholding agents will likewise treat, any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States, in which case, in order to avoid withholding, a non-U.S. holder of the ETNs will be required to provide a properly executed IRS Form W-8ECI). If you are a non-U.S. holder, you should consult your tax advisor about whether you may be entitled to a refund of this withholding tax.

There are alternative treatments of the ETNs that could result in other adverse U.S. federal income tax consequences for non-U.S. investors (including the potential need to file U.S. tax returns). In addition, ETNs may be subject to additional withholding under Section 871(m) of the Internal Revenue Code. For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. investors in the ETNs, please see the non-U.S. holder discussion under “Material United States Federal Income Tax Considerations” below. Prospective non-U.S. holders should consult their tax advisors prior to investing in the ETNs.

THE INDEX

All disclosures in this pricing supplement regarding the S&P MLP Index (the “Index”), including, without limitation, its make-up, method of calculation and changes in its components, have been derived from publicly available sources, which we have not independently verified. Such information reflects the policies of and is subject to change by S&P Dow Jones Indices LLC (the “Index Sponsor”). The Index is calculated, maintained and published by the Index Sponsor. The Index Sponsor does not have any obligation to continue to publish, and may discontinue the publication of, the Index.

The Index includes both master limited partnerships (“MLPs”) and limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax characteristics as MLPs (collectively, the “Index Constituents”), that trade on major U.S. exchanges. The Index Constituents are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”). As the vast majority of traded partnerships have operations in the oil and gas industries, the Index follows the GICS and focuses on companies in the GICS Energy Sector and GICS Gas Utilities Industry. GICS provides a consistent set of global sector and industry definitions that enable market participants to identify and analyze companies from a common global perspective by breaking down the market into four levels of granularity: 11 sectors, 24 industry groups, 69 industries, and 158 sub-industries. Companies are classified primarily based on revenues, though earnings and market perception are also considered in classification analysis.

The closing level of the Index on any Trading Day will be published on the Bloomberg page “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable. The Index began publishing on September 6, 2007. Relevant data points, such as dividend yield, are also published daily. MLPs are added or removed by the Index Sponsor based on the methodology described below.

Index Eligibility

To qualify for membership in the Index, a stock must satisfy the following criteria:

1.	Be a publicly traded company with either a master limited partnership or a limited liability company structure.

2.	Be listed on the NYSE (including the NYSE Arca), the NYSE American, the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market;

3.	Belong to the GICS Energy Sector (GICS Code 10) or Gas Utilities Industry (GICS Code 551020).

Timing of Changes

Index Constituent membership is reviewed once a year at the October Rebalancing. The reference date for such additions and deletions is after the closing of the last trading date of September. Index Constituent changes and weight adjustments occur after the closing of the third Friday of October.

 Index Inclusion Criteria

At each annual rebalancing, a company in the qualifying universe is added to the Index if it meets the following requirements:

•	Float-adjusted market capitalization of at least US $300 million as of the rebalancing reference date (US $250 million for current constituents).
•	Average daily value traded above US $2 million for the three months prior to the rebalancing reference date (US $1.5 million for current constituents)

No additions are made to the Index between rebalancing, except in the case of a spin-off.

Index Construction

The Index methodology employs a modified market capitalization-weighting scheme, using the divisor methodology used in most S&P Dow Jones equity indices. At each annual rebalancing, all stocks with a weight greater than 4.5%, based on float-adjusted market capitalization, are not allowed to exceed 45% of the Index. In addition, no stock can have a weight of more than 15% in the Index. In order to uphold these parameters, the Index uses a modified market capitalization weighting scheme. Modifications are made to market capitalization weights, if required, to reflect available float, while applying single stock and concentration limit capping to the Index Constituents.

There are basically two steps in the creation of the Index. The first is the selection of the companies; the second is the weighting of the Index Constituents as follows.

Constituent Selection

All stocks satisfying the eligibility criteria are selected and form the Index.

Index Constituent Weightings

At each rebalancing, the Index Constituents are weighted by float-adjusted market capitalization, subject to company constraints. This is done by using an optimization procedure that chooses final weights in such a way to minimize the sum of the squared difference of capped weight and uncapped weight, subject to the following constraints:

1.	Any company with a weight greater than 15% is capped at 15%.

2.	The cumulative weight of the top five stocks cannot exceed 45%.

3.	The cumulative weight of all stocks within the Index which have a weight greater than 4.5% cannot exceed 45%.

See “Index Rebalancings” below for more information on how the Index is rebalanced.

The table below shows the Index Constituents with the ten highest weightings as of November 4, 2020:

Index Constituent	Symbol	GICS® Sector	Weight
Enterprise Product Partners LP	EPD	Energy	15.00%
Energy Transfer LP	ET	Energy	11.52%
Magellan Midstream Partners	MMP	Energy	8.35%
MPLX LP	MPLX	Energy	6.76%
Plains All American Pipeline LP	PAA	Energy	4.54%
Cheniere Energy Partners LP	CQP	Energy	4.08%
Sunoco LP	SUN	Energy	3.80%
TC Pipelines LP	TCP	Energy	3.78%
Western Midstream Partners, LP	WES	Energy	3.69%
Phillips 66 Partners LP	PSXP	Energy	3.60%

Source: Index Sponsor

Index Calculations

The Index is calculated by means of the divisor methodology used in all S&P Dow Jones equity indices. For more information on the Index calculation methodology, please refer to the Modified Market Capitalization-Weighted Indices section of S&P Dow Jones Indices’ Index Mathematics Methodology. The Index value is the index market value divided by the index divisor. In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

Index Rebalancings

The Index undergoes a major rebalancing once a year in October, coinciding with the annual review of the qualifying universe. The rebalancing effective date is after the close of the third Friday in October. The reference date is after the close of the last trading date in September.

Index Constituents’ shares are weighted and assigned Index shares using the closing prices as of the second Friday of October as the reference price. Since Index shares will be assigned based on prices one week prior to rebalancing, the actual weight of each Index Constituent at the rebalancing will differ from the target weights due to market movements.

The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.

Base Date

Publication of the Index began on September 6, 2007 and the base date of the Index is July 20, 2001. The base value of the Index was set to 1000 on July 20, 2001.

Index Adjustments

The following adjustments are made to the index to reflect certain corporate actions taken by Index Constituents:

Corporate Action	Adjustment Made to Index	Divisor Adjustment
Spin-Off	In general, both the parent company and spin-off companies will remain in the Index until the next Index rebalancing, regardless of whether they conform to the theme of the Index. (For exceptions to this rule please refer to the S&P Dow Jones Indices Corporate Actions: Policies & Practices)	No
Rights Offering	The price is adjusted to the Price of Parent Company minus (the Price of the Rights Offering/Rights Ratio). Index Shares change so that the company’s weight remains the same as its weight before the rights offering.	No
Stock Dividend, Stock Split, Reverse Stock Split	Index Shares are multiplied by and the price is divided by the split factor.	No
Share Issuance or Share Redemption	None. Actual shares outstanding of the company play no role in the daily Index calculation.	No
Special Dividends	The price of the stock making the special dividend payment is reduced by the per-share special dividend amount after the close of trading on the day before the ex-date.	Yes
Delisting, acquisition or any other corporate action resulting in the deletion of the stock from the underlying index.

The stock is dropped from the Index. If the acquirer is an Index Constituent and the acquisition is stock-based, the Index shares of the acquirer increase proportionately to the terms of the transaction. The weight lost by the deletion and any applicable

Yes

Index share changes causes the weights of all other Index Constituents to change proportionately.

For more information on Corporate Actions, please refer to the S&P Dow Jones Indices’ Corporate Actions Policies & Practices Methodology located at the Resources Center on the S&P Dow Jones Indices’ web site at www.spindices.com. Information contained on the websites is not incorporated by reference in, and should not be considered part of this pricing supplement or the accompanying prospectus supplement and prospectus. Reference to any “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Neither it nor other information found at these websites are incorporated by reference into this pricing supplement.

Announcements

All Index Constituents are evaluated daily for data needed to calculate index levels and returns. All events affecting the daily index calculation are typically announced in advance via the Index Corporate Events report (.SDE), delivered daily to all holders. Any unusual treatment of a corporate action or short notice of an event may be communicated via email to holders. All methodology changes are posted to the S&P Dow Jones Indices’ Web site and announced via email to all holders.

In addition to the corporate events file (.SDE), S&P Dow Jones Indices provide constituent pro-forma files each time the indices rebalance. The pro-forma file is typically provided daily in advance of the rebalancing date and contains all constituents and their correspondence weights and index shares effective for the upcoming rebalancing.

Exchange Closures

The Index is calculated daily, throughout the calendar year. The index is not calculated on days when U.S. exchanges are officially closed. A complete holiday schedule for the year is available on the S&P Dow Jones Indices web site. For information on unexpected exchange closures, please refer to S&P Dow Jones Indices’ Equity Indices Policies & Practices document available at www.spdji.com. Information contained on the websites is not incorporated by reference in, and should not be considered part of this pricing supplement or the accompanying prospectus supplement and prospectus. Reference to any “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Neither it nor other information found at these websites are incorporated by reference into this pricing supplement.

Index Governance

S&P Dow Jones Indices’ Global Thematic and Strategy Index (the “Index Committee”) maintains the Index. At each meeting, the Index Committee reviews pending corporate actions that may affect Index Constituents, statistics comparing the composition of the Index to the market, companies that are being considered as candidates for addition to the Index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts, or other matters.

The Index Sponsor considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

License Agreement

The S&P MLP Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Credit Suisse. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Credit Suisse. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices’ only relationship to Credit Suisse with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Credit Suisse or the ETNs. S&P Dow Jones Indices has no obligation to take the needs of Credit Suisse or the owners of the ETNs into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the ETNs. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. SPDJI is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the ETNs currently being issued by Credit Suisse, but which may be similar to and competitive with the ETNs. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY Credit Suisse, OWNERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND Credit Suisse, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Historical Information

Publication of the Index began on September 6, 2007 and the base date of the Index is July 20, 2001.

The following graph sets forth the historical performance from September 6, 2007 to and including November 4, 2020 of the price return and total return versions of the Index. We obtained the historical data from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index. The Closing Level of the Index on November 4, 2020 was 677.99. The closing level of the total return version of the Index on November 4, 2020 was 2,587.48.

Since its inception, the Index has experienced fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the ETNs. The graph below does not represent the actual return you should expect to receive on the ETNs.

Historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The ETNs do not guarantee any return of, or on, your investment, no assurance can be given that the value of the Index will increase sufficiently to cause holders of the relevant ETNs to receive a payment at maturity, upon early redemption or upon a call. Any payment on the ETNs is subject to our ability to satisfy our obligations as they become due. Any dividends reflected in the total return version of the Index below do not represent the actual distribution you should expect to receive on the ETNs. Historical performance of the total return version of the Index is not indicative of future performance or any distribution you may be entitled to receive on the ETNs.

*Payment on the ETNs is linked to the Index and not the Total Return version of the Index

DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Constituents are listed or traded; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter equity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “MLPOIV” and under the Yahoo! Finance ticker symbol “^MLPO-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.

Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, a call or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The NYSE Arca is responsible for computing and disseminating the ETN’s Indicative Values. Published levels of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.

The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value at such time. The trading prices of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of and the Closing Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. The closing price of the ETNs will be published on each Trading Day under the ticker symbol “MLPO”. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or upon a call of the ETNs, in which case you will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

The ETNs may be redeemed or called, subject to the conditions described in this pricing supplement

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs, starting on the Business Day following the Inception Date until November 21, 2034 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended).

You must offer for early redemption at least 50,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Redemption Settlement Date (the “Minimum Redemption Amount”); provided that we or CSSU may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

If the number of ETNs being redeemed is less than the Redemption Liquidity Threshold (a “Small Redemption”), the “Redemption Settlement Amount” will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Redemption Valuation Date, minus (2) the Redemption Fee Amount.

If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold (a “Large Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse.

In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day.

In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date (the “Call Notice”). We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date. Upon exercise of our call right, you will be entitled to receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date specified in the Call Notice (the “Call Settlement Date”). If the amount so calculated is less than zero, the payment upon exercise of the call right will be zero. Unless the scheduled Call Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Call Valuation Date, the final day on which we can issue a Call Notice will be November 14, 2034 (or, if the maturity of the ETNs is extended, twenty (20) calendar days prior to the scheduled Maturity Date, as extended).

Split or Reverse Split of the ETNs

We or the Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate Stated Principal Amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated June 18, 2020 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

On each Coupon Payment Date, for each ETN you hold on the applicable Coupon Record Date, you will be entitled to receive a cash payment on the applicable Coupon Payment Date equal to (a) the Reference Distribution Amount minus the Accrued Investor Fee, each calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). The final Coupon Amount will be included in the Payment at Maturity if, on the Final Valuation Date, the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred. The Coupon Amount will be paid on the Coupon Payment Date to the holder of an ETN as of the applicable Coupon Record Date.

To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Investor Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount due or payable on the corresponding Coupon Payment Date, and an amount equal to the Accrued Investor Fee minus the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Investor Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Investor Fee for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be reflected in the Payment at Maturity.

Denomination

The denomination and the Stated Principal Amount of each ETN is $25.00. ETNs may be issued at a price higher or lower than the Stated Principal Amount, based on the Indicative Value of the ETNs at that time.

Payment at Maturity

If your ETNs have not previously been redeemed or called, on the Maturity Date you will be entitled to receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the five consecutive Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). The “Final Valuation Date” is November 29, 2034, subject to postponement if such date is not a Trading Day, or in the event of a Market Disruption Event or an extension of the Maturity Date as described herein. Any Fee Shortfall as of the last Coupon Valuation Date will be reflected in the Payment at Maturity. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

If not previously redeemed or called, the ETNs will mature on December 4, 2034, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the Maturity Date at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity

Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Maturity Date

If the Maturity Date stated on the cover of this pricing supplement is not a Business Day, the Maturity Date will be the next following business day. If the third Business Day before this day does not qualify as a Valuation Date (as described above), then the Maturity Date will be the third Business Day following the Final Valuation Date. The Calculation Agent may postpone the Final Valuation Date—and therefore the Maturity Date—if a Market Disruption Event occurs or is continuing on a day that would otherwise be the Final Valuation Date.

In the event that Payment at Maturity is deferred beyond the stated Maturity Date, penalty interest will not accrue or be payable with respect to that deferred payment.

If the Closing Indicative Value is zero, the Payment at Maturity will be zero

The Closing Indicative Value for the ETNs on the Inception Date was equal to the Stated Principal Amount. The Closing Indicative Value on any Trading Day after the Inception Date will be calculated by the NYSE Arca and be equal to (a) the product of the Stated Principal Amount and the Index Factor as of such Trading Day plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Coupon Amount as of such Trading Day, if any, minus (d) the Accrued Investor Fee as of such Trading Day. In no event, however, will the Closing Indicative Value be less than zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

The Index Factor on any Trading Day, including the Final Valuation Date, will be equal to the Closing Level of the Index on that day divided by the Initial Index Level. The Closing Level of the Index on any Trading Day will be determined by the Index Sponsor and published on the Bloomberg page “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable.

If the ETNs undergo a split or reverse split, the Stated Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “MLPOIV”. The NYSE Arca is responsible for computing and disseminating the Closing Indicative Value.

The “Closing Level” of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not a Trading Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Trading Day; provided further that in the event a Market Disruption

Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events”.

The “Annual Investor Fee Rate” will be equal to 0.95% per annum.

On any Trading Day, including the Final Valuation Date, the “Accrued Investor Fee” will be equal to (a) (i) the Annual Investor Fee Rate times (ii) the number of days in the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the Inception Date) to, and including, such Trading Day, divided by 365 times by (iii) Stated Principal Amount times (iv) the Index Factor as of such Trading Day, plus (b) the Fee Shortfall from the previous Coupon Valuation Date, if any.

There will be a Fee Shortfall from the previous Coupon Valuation Date if the Reference Distribution Amount on such previous Coupon Valuation Date minus the Accrued Investor Fee on such previous Coupon Valuation Date was negative. In such case, the Fee Shortfall is equal to the absolute value of such negative number.

The Accrued Investor Fee reduces your Coupon Amount and may reduce the amount of your return at maturity, upon early redemption or upon a call. If the Coupon Amounts (reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall) and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment.

The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “MLPOIV” and under the Yahoo! Finance ticker symbol “^MLPO-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

We have appointed the NYSE Arca as the “IV Calculation Agent” to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. We may, at any time, vary or terminate the appointment of the IV Calculation Agent and appoint a replacement IV Calculation Agent.

A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is day on which trading is generally conducted on the New York Stock Exchange, the NYSE Arca, Nasdaq and any other exchange which the Index Constituents are traded and published.

The “Index” means the price return version of the S&P MLP Index. The Index includes both master limited partnerships (“MLPs”) and limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax characteristics as MLPs (collectively, the “Index Constituents”), that trade on major U.S. exchanges. The Index Constituents are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”).

The ETNs do not guarantee any return of your investment. If the level of the Index decreases or does not increase sufficiently to offset the Accrued Investor Fee reflected in the Closing Indicative Value of the ETN, you will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of your investment. See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs”

in this pricing supplement for additional information on how the Accrued Investor Fee affects the overall value of the ETNs. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number (the “Minimum Redemption Amount”) of your ETNs to us for early redemption by delivering to us a redemption notice (the “Redemption Notice”). The minimum redemption amount will be equal to 50,000 ETNs, except that we or CSSU may from time to time reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time such reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

If you elect to offer your ETNs for early redemption and the requirements for acceptance by us are met, you will receive on the Redemption Settlement Date a cash payment in an amount equal to the Redemption Settlement Amount for each ETN you hold. Investors will be charged the applicable Redemption Fee Amount for ETNs redeemed at your option. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may provide a Redemption Notice on any Business Day during the term of the ETNs, starting on the Business Day following the Inception Date until November 21, 2034 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended).

If the number of ETNs being redeemed is less than the Redemption Liquidity Threshold (a “Small Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Small Redemption Valuation Date, minus (2) the Redemption Fee Amount.

If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold (a “Large Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse.

In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day.

In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

When you submit your ETNs for redemption in accordance with the redemption procedures described herein, your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Redemption Settlement Date” will be the third Business Day following a Redemption Valuation Date.

The “Redemption Valuation Period” for Large Redemptions will be a period of five consecutive Trading Days to, and including, the Large Redemption Valuation Date.

In the case of a Small Redemption, the Redemption Fee Amount will be equal to the product of (1) the Closing Indicative Value of the ETNs on the applicable Trading Day times (2) 0.10%.

In the case of a Large Redemption, the Redemption Fee Amount will be equal to the product of (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Redemption Valuation Period, times (2) 0.10%.

The “Redemption Liquidity Threshold” will be equal to 1,000,000 ETNs.

Procedures for Early Redemption

If you wish to offer your ETNs to Credit Suisse for early redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of early redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day. In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Redemption Date (the third Business Day following the Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker prior to 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Redemption Valuation Date or the first day of the Redemption Valuation Period, as the case may be, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Redemption Settlement Amount you will receive for each ETN will not be determined until the close of trading on the applicable Redemption Valuation Date, you will not know the applicable Redemption Settlement Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Redemption Settlement Amount is determined.

Issuer Call Right

We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date (the “Call Notice”). We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date.

Upon exercise of our call right, you will be entitled to receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date specified in the Call Notice (the “Call Settlement Date”). If the amount so calculated is less than zero, the payment upon exercise of the call right will be zero.

Unless the scheduled Call Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Call Valuation Date, the final day on which we can issue a Call Notice will be November 14, 2034 (or, if the maturity of the ETNs is extended, twenty (20) calendar days prior to the scheduled Maturity Date, as extended).

Market Disruption Events

As set forth under “—Payment at Maturity”, “—Payment Upon Early Redemption” and “—Issuer Call Right” above, the Index Sponsor will determine the Closing Level of the Index on each Valuation Date, including the Final Valuation Date. Notwithstanding the foregoing, the Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “Market Disruption Event” means the occurrence or existence on any scheduled Trading Day during the one-half hour period that ends at the relevant Valuation Time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

(a)	an exchange on which securities that comprise 20% or more of the level of the Index (or a Successor Index) are traded based on a comparison of (1) the portion of the level of the Index (or a Successor Index) attributable to each Index Constituent comprising the Index (or a Successor Index) in which trading is, in the determination of the Calculation Agent, materially suspended or materially limited relative to (2) the overall level of the Index (or a Successor Index), in the case of (1) or (2) immediately before that suspension or limitation;

(b)	a Related Exchange in options contracts on the Index (or a Successor Index); or

(c)	a Related Exchange in futures contracts on the Index (or a Successor Index); and

in the case of (a), (b) or (c) a determination by the Calculation Agent that such suspension or limitation is material.

“Related Exchange” means any exchange on which futures or options contracts relating to the Index are traded and any successor to such exchange or any substitute exchange to which trading in futures or options contracts relating to the Index has temporarily relocated.

“Exchange” means the principal exchange on which the relevant security is traded.

“Valuation Time” means the time at which the Index Sponsor calculates the Closing Level of the Index on any Trading Day.

       A Valuation Date will be postponed and thus the determination of the Closing Level of the Index will be postponed if the Calculation Agent reasonably determines that, on such Valuation Date, a Market Disruption Event has occurred or is continuing. In such case, that Valuation Date will be postponed to the next Trading Day on which the Calculation Agent determines that no Market Disruption Event occurs or is continuing, unless in respect of such Valuation Date the Calculation Agent determines that a Market Disruption Event occurs or is continuing on each of the six scheduled Trading Days immediately following the scheduled Valuation Date. In that case, (a) the sixth scheduled Trading Day following the scheduled Valuation Date will be deemed to be the Valuation Date, notwithstanding the Market Disruption Event, and (b) the Calculation Agent will determine the Closing Level for the Index on that deemed Valuation Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event using exchange traded prices of the Index Constituents on the relevant exchanges (as determined by the Calculation Agent in its sole and absolute discretion) or, if trading in any Index Constituent has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the Calculation Agent in its sole and absolute discretion) but for the suspension or limitation, as of the Valuation Time on that deemed Valuation Date, of each Index Constituent (subject to the provisions described under “—Discontinuation or Modification of the Index” herein). Any such postponement or determinations by the Calculation Agent may adversely affect your return on the ETNs. In addition, no interest or other payment will be payable as a result of such postponement.

If a scheduled Valuation Date is postponed due to a Market Disruption Event, the corresponding Redemption Settlement Date or the corresponding Call Settlement Date will also be postponed so that such Redemption Settlement Date or such Call Settlement Date, respectively, occurs on the third Business Day following the Valuation Date as postponed. If a scheduled Coupon Valuation Date is postponed due to a Market Disruption Event the corresponding Coupon Payment Date will also be postponed so that such Coupon Payment Date occurs on the fifteenth Business Day following the Coupon Valuation Date as postponed. If the Final Valuation Date is postponed due to a Market Disruption Event, the Maturity Date will also be postponed so that the Maturity Date occurs on the third Business Day following the Final Valuation Date as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the Stated Principal Amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by CSi, as the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional

ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, the Calculation Agent will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Redemption Settlement Amount, Call Settlement Amount or Payment at Maturity, as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index and thus the applicable Payment Amount, by a computation methodology that the Calculation Agent determines, will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Index Constituents or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the Index Constituents or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the Redemption Settlement Amount, Call Settlement Amount or Payment at Maturity is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, Redemption Valuation Dates, Trading Days, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events and any Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, the Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no Successor Index or in the case of a Market Disruption Event. We and our affiliate CSSU will have the ability to make determinations with respect to reduction of the Minimum Redemption Amount. Absent manifest error, all determinations will be final and binding on you and us, without any liability on the part of us or our affiliates. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by us or our affiliates.

Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or call the ETNs. We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the Index Constituents, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps, or other derivative or synthetic instruments relating to the Index or the Index Constituents or other instruments linked to the Index or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date or Rebalance Reset Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the relevant Redemption Settlement Date, Call Settlement Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon early redemption or upon a call. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of the U.S. federal income tax considerations applicable to the purchase and ownership of ETNs. Except for the discussion under the heading “—Non-U.S. Holders” below, it applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	except as described below under “Unrelated Business Taxable Income”, a tax-exempt organization;
•	a regulated investment company;
•	a partnership or other pass-through entity;
•	a person that owns an ETN as a hedge or that is hedged against interest rate risks;
•	a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or
•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a non-U.S. holder if you are not a U.S. holder and you are not an entity that is classified as a partnership for U.S. federal income tax purposes.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the ETNs should be treated as a pre-paid forward contract with respect to the Index. The terms of the ETNs require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the ETNs for all tax purposes in accordance with such characterization. In addition, the terms of the ETNs require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the ETNs in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat the Coupon Amount and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that

(i) an actual holder of the Index Constituents may be allocated an amount of income that is less than the distributions it receives, and all or a portion of such allocations may be treated as long-term capital gain and (ii) there may be other possible treatments of the Coupon Amount that would be more advantageous to holders of ETNs.

If the ETNs are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your ETNs. Such gain or loss should generally be long-term capital gain or loss if you held your ETNs for more than one year. In general, your tax basis in your ETNs will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity”. For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. It is, however, not entirely clear how Section 1260 of the Code applies in the case of index, like the Index, that is primarily comprised of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of the return on your ETNs that is determined by reference to Index Constituents that are pass-thru entities (the “Pass-Thru Index Constituents”).

If your ETNs are subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your ETNs that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Pass-Thru Index Constituents that are referenced by the ETNs) on the date that you purchased your ETNs and sold your interest in the Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the ETNs (the “Excess Gain Amount”). If your ETNs are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the ETNs that is attributable to the Pass-Thru Index Constituents unless you provide clear and convincing evidence to the contrary.

It is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your ETNs.

The Excess Gain Amount, if any, with respect to the ETNs will depend on a number of factors that we cannot predict. First, the Excess Gain Amount will depend in part upon the amount of distributions that are made by each Pass-Thru Index Constituent (and thus the Coupon Amount that corresponds to such distributions) and the amount of ordinary income that is allocated to a direct investor in each Pass-Thru Index Constituent.

Second, the Excess Gain Amount will depend in part upon the amount of ordinary income that a direct investor in each Pass-Thru Index Constituent would recognize upon a sale of a direct interest in each Pass-Thru Index Constituent in respect of any “Section 751 assets” that are held by the Pass-Thru Index Constituent. You should be aware that some of the Pass-Thru Index Constituents could have a significant amount of “Section 751 assets” which could cause your ETNs to have a positive Excess Gain Amount that would be subject to Section 1260.

Third, the Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Pass-Thru Index Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 of the Code to the ETNs, a holder of ETNs should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the ETNs as long as such holder holds the ETNs for more than one year. The rebalancing of the Index could therefore cause your ETNs to have a positive Excess Gain Amount that would be subject to Section 1260.

Because you will only be able to avoid the application of Section 1260 of the Code to your ETNs if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your ETNs is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your ETNs. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the ETNs as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your ETNs if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the ETNs is unclear you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the ETNs.

Alternative Treatments. There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the ETNs should be treated in a manner that differs from that described above. For example, the IRS might assert that your ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your ETNs and the actual Coupon Amounts that are paid with respect to the ETNs. You would recognize gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. Any gain you recognize upon the sale, early redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your ETNs as representing ownership of the Index Constituents for U.S. federal income tax purposes. In such a case, you would be required to recognize income, gain or loss as if you had actually owned interests in the Index Constituents. Under this alternative treatment, you would also be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. Further, if the ETNs are characterized in accordance with this alternative treatment under state or local law, you could be required to file state and local tax returns on account of your deemed ownership interest of the Index Constituents and pay tax accordingly.

If the ETNs are treated in the manner described in the preceding paragraph, you would be required to treat the Accrued Investor Fee as amounts of expense. The deduction of any such deemed expenses would be treated as miscellaneous itemized deductions that are not deductible in the case of certain investors. Such amounts would correspondingly increase (a) the ordinary income that you recognize in respect of the Coupon Amounts to the extent that the Coupon Amount is reduced to take into account the Accrued Investor Fee or (b) increase the capital gain (or decrease the capital loss) that you recognize upon the redemption or maturity of your ETNs to the extent that the amount that you receive at such time is reduced to take into account the Accrued Investor Fee.

Even if you are not treated as owning the Index Constituents, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your ETNs should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your ETNs in excess of the Coupon Amounts that are paid on the ETNs.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the ETNs. According to the Notice, the IRS and the Treasury Department are considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. Similarly, the Internal Revenue Service and the Treasury Department have open projects with respect to the tax treatment of pre-paid forward contracts and contingent notional principal contracts.

While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs, such guidance could require you to accrue income over the term of the ETNs in excess of the Coupon Amounts that are paid on the ETNs and could require you to treat any gain that you recognize in respect of the ETNs as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs. For example, legislation was proposed in 2017 that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your ETNs, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the ETNs, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the ETNs.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs. However, as noted above, it is possible that the ETNs could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituents. If your ETNs are so treated, a portion of any income or gain that you recognize with respect to your ETNs would be treated as UBTI.

Non-U.S. Holders

The U.S. federal income tax treatment of the ETNs is uncertain, and certain potential alternative U.S. federal income tax treatments of the ETNs could affect non-U.S. holders of the ETNs. Given the uncertainty regarding how ETNs owned by non-U.S. holders should be characterized for U.S. federal income tax purposes, we intend to treat any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder's conduct of a trade or business in the United States, in which case, in order to avoid withholding, a non-U.S. holder of the ETNs will be required to provide a properly executed IRS Form W-8ECI). We expect that other withholding agents will take a similar position regarding their withholding obligations with respect to Coupon Amounts on the ETNs. In addition, if a non-U.S. holder is eligible for a tax treaty in respect of the Coupon Amounts, withholding agents may impose the highest withholding rate applicable to different categories of income under the treaty because the characterization of the Coupon Amounts is not clear. If you are a non-U.S. holder, you should consult your tax advisor about whether you may be entitled to a refund of this withholding tax.

Any "effectively connected income" from the ETNs, including also any gain from the sale, redemption or maturity of the ETNs that is or is treated as effectively connected with a non-U.S. holder's conduct of a U.S. trade or business, will be subject to U.S. federal income tax, and will require that holder to file U.S. federal income tax returns, in each case in a similar manner to what is required of a U.S. holder.

Section 871(m) and FATCA. As discussed in more detail below, the ETNs may also be subject to withholding tax under Section 871(m) of the Code and the Regulations thereunder. However, as described in more detail below, it is likely that the 30% withholding tax described above will generally satisfy all (or substantially all) of a non-U.S. holder’s Section 871(m) tax liability, although it possible that there could be a significant residual Section 871(m) tax in certain circumstances.

More specifically, ETNs that are issued (or are that are deemed issued) after January 1, 2017 may be subject to withholding tax pursuant to regulations under Section 871(m) of the Code. In general, these regulations impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder's conduct of a trade or business in the United States). However, the regulations will only apply to a contract that is issued before January 1, 2023 if the contract is a "delta-one" contract (i.e., a contract that provides for "delta-one" exposure to underlying U.S. corporations). We believe and we intend to take the position that the ETNs should be treated as delta-one contracts for this purpose.

Withholding under Section 871(m) of the Code generally applies only to transactions that reference U.S. stocks. As noted above, the Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. However, special rules under the Section 871(m) regulations provide that a transaction that references certain partnerships that hold significant investments in U.S. stocks (“Covered Partnerships”) will be treated as referencing the U.S. stocks owned by the Covered Partnerships. We believe that some of the Index Constituents will be Covered Partnerships, and that accordingly, subject to the discussion in the following paragraph, ETNs that are issued (or are that are deemed issued) on or after January 1, 2017 will be subject to Section 871(m) of the Code. If applicable, the Section 871(m) tax will be based on the dividends that are paid on or after January 1, 2017 during a non-U.S. holder’s holding period in an ETN with respect to the U.S. stocks that are held by a Covered Partnership in the Index or with respect to U.S. stocks that are included in the Index (to the extent of the notional interest that is referenced by the holder’s ETN).

Notwithstanding the general rule described above, the Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). Although it is not entirely clear whether and how the “qualified index” rules apply to an index that includes partnerships, it is possible that the Index will be treated as a “qualified index” if U.S. stocks represent 10% or less of the value of the Index, after looking-through to the U.S. stocks that are held by the Covered Partnerships in the Index. We do not currently have sufficient information to determine whether the Index is a “qualified index”. Therefore, although it is possible that we will determine that the Index should be treated as a “qualified index” in the future, we currently intend to treat ETNs that are issued (or deemed issued) on or after January 1, 2017 as subject to withholding under Section 871(m).

Although we have not issued any new ETNs since January 1, 2017, it is possible that we may do so in the future. In addition, our affiliate has sold ETNs after January 1, 2017 and it intends to continue to do so in the future. It is possible that ETNs that are sold by our affiliate should be deemed to be reissued for tax purposes when sold, in which case any ETNs that our affiliate sells after January 1, 2017 would thereafter be subject to Section 871(m). Furthermore, it is possible that the ETNs could be deemed to be reissued for tax purposes upon a rebalancing of the Index, in which case ETNs that are issued before January 1, 2017 would be deemed to be newly issued upon a rebalancing of the Index after such date. Moreover, ETNs that are issued (or deemed issued) on or after January 1, 2017 will have the same CUSIP and ISIN number as ETNs that were issued before that date, and accordingly there is unlikely to be a practical way to distinguish among ETNs that are subject to withholding under this regime and those that are not. As a result, non-U.S. holders of ETNs (including holders of ETNs that were purchased on or before December 31, 2016) may not be able to establish to the satisfaction of their custodians or other withholding agents that their ETNs are exempt from the Section 871(m) withholding tax. Accordingly, non-U.S. holders of ETNs should generally assume that withholding agents will treat them for Section 871(m) purposes as having acquired ETNs that were issued on or after January 1, 2017.

As noted above, we intend to treat, and we expect that withholding agents will likewise treat, any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder's conduct of a trade or business in the United States). We believe that such withholding should generally equal or exceed the 30% withholding tax on “dividend equivalent” payments that is required by Section 871(m) and therefore, subject to the discussion below, no additional U.S. withholding tax should be required under Section 871(m) in respect of payments on the ETNs. Nevertheless, in certain cases, the application of Section 871(m) to the ETNs could increase a non-U.S. holder’s substantive U.S. federal income tax liability with respect to the ETNs. For example, a non-U.S. holder that sells or redeems its ETNs between coupon payment dates could be subject to additional U.S. withholding tax under Section 871(m) in respect of any dividends that were received by the Covered

Partnerships in the Index (or that are paid in respect of any U.S. stocks in the Index), in each case since the last coupon payment date for the ETNs. In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the ETNs should be imposed in addition to the 30% withholding tax on the Coupon Payments on the ETNs, in which case the application of Section 871(m) to the ETNs could significantly increase a non-U.S. holder’s tax liability in respect of the ETNs. This risk will be increased if a withholding agent takes the positon that the Section 871(m) withholding should be imposed on a date that is not a payment date with respect to the ETNs (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). Furthermore, it is possible that the treaty withholding rate applicable to the Coupon Amounts may be higher under Section 871(m) than under the general withholding rules that otherwise would apply to the Coupon Amounts, in which case a non-U.S. holder may be subject to a residual tax as a result of the application of Section 871(m).

The regulations under 871(m) of the Code are complex, and aspects of their impact on the ETNs are not entirely clear at this time. Significantly in this respect, it is not clear how non-U.S. holders and withholding agents should obtain the information necessary to determine the Section 871(m) tax with respect to dividends that are received by the Covered Partnerships in the Index in light of the limited public information regarding the U.S. stocks that are held by the Index Constituents and the amount and timing of any dividends with respect to such stocks.

In addition, as described in the accompanying prospectus under “Taxation – Foreign Account Tax Compliance Act”, the ETNs should initially be grandfathered from the “Foreign Account Tax Compliance Act” (“FATCA”) rules that impose a 30% withholding tax on certain payments to investors and intermediaries that fail to comply with certain certification and information reporting requirements. However, any payments on the ETNs that are subject to Section 871(m) withholding tax will also be subject to FATCA withholding if the investor or intermediary does not comply with the applicable FATCA certification and identification requirements. In addition, if, as discussed above, the ETNs are deemed reissued for tax purposes (either upon a sale of ETNs by our affiliate or upon a rebalancing of the Index) after the applicable FATCA grandfather date, the ETNs may not have grandfathered status after the deemed reissuance and may accordingly be subject to FATCA thereafter. Moreover, as discussed above, the ETNs will all be fungible with each other and withholding agents may therefore be unable to distinguish between ETNs that are subject to FATCA and those that are not subject to FATCA. Accordingly, non-U.S. holders of ETNs should generally assume that withholding agents will treat all of the ETNs as subject to FATCA.

We will not pay additional amounts with respect to any withholding taxes that are imposed on the ETNs.

The application of Section 871(m) and FATCA to your ETNs is complex, and uncertainties exist regarding the application of such rules to your ETNs. If you are a non-U.S. holder, you should consult your tax advisor about the application of Section 871(m) and FATCA to your ETNs, and other potential U.S. federal income tax risks associated with owning the ETNs.

Alternative Treatments. Certain alternative characterizations of the ETNs could have further consequences to non-U.S. holders. Under one potential alternative characterization, a non-U.S. holder of the ETNs could be treated as directly owning the Index Constituents. If the ETNs are so treated, a non-U.S. holder would be treated as engaged in a U.S. trade or business as a result of its ownership of the ETNs. Accordingly, under this alternative treatment, a non-U.S. holder could be required to file U.S. federal, state and local income tax returns and pay net-basis U.S. federal, state and local income tax on any income that is earned as a result of its investment in the ETNs. In addition, a non-U.S. holder that is a foreign corporation could potentially be subject to the U.S. branch profits tax.

FIRPTA. In addition, even if holders of the ETNs are not treated as owning the Index Constituents, if a non-U.S. holder owns or is treated as owning more than 5% of the ETNs (or if the ETNs are not considered regularly traded on an established securities market), that non-U.S. holder could be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case all or a portion any gain that it recognizes upon the sale, redemption or maturity of its ETNs could be deemed to be “effectively connected income,” with the consequences described in the previous paragraph. In addition, amounts that a non-U.S. holder receives upon the sale, early redemption or maturity of an ETN that is treated as a “United States real property interest” could be subject, in whole or in part, to a withholding tax.

Prospective non-U.S. investors should consult their tax advisors regarding the tax consequences to them of investing in the ETNs, including possible alternative characterizations and treatments of the ETNs.

Estate Tax. An ETN may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the ETN at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the United States includes only property situated or deemed situated in the United States. Individual non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

Information Reporting and Backup Withholding

Please see the discussion under “Taxation—Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the information reporting and backup withholding rules that apply to the ETNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the stated principal amount based on the Indicative Value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to CSSU or any other agent.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any series of the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than two (2) Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two (2) Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than two (2) Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

In addition, we may from time to time purchase outstanding ETNs in the open market, in connection with early redemptions or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Accrued Investor Fee. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Accrued Investor Fee paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any early redemptions at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the Issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the ETNs that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the ETNs is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent. Sullivan & Cromwell LLP has acted as special tax counsel to the Issuer.

ANNEX A

FORM OF OFFER FOR EARLY REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re:	Credit Suisse S&P MLP Index Exchange Traded Notes (ETNs) due December 4, 2034
Linked to the S&P MLP Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the pricing supplement dated November 9, 2020, in the amounts and on the date set forth below. Terms not defined herein have the meanings given to such terms in the pricing supplement.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs.

Number of ETNs offered for early redemption:

[insert number of ETNs offered to Credit Suisse for early redemption]

Type of early redemption:

□	Small Redemption: the number of ETNs being offered for early redemption is less than the Redemption Liquidity Threshold of 1,000,000 ETNs

Where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any business day, the immediately following trading day will be the applicable Small Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following trading day.

□	Large Redemption: the number of ETNs being offered for early redemption is equal to or greater than the Redemption Liquidity Threshold of 1,000,000 ETNs

Where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any business day, the immediately following trading day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following trading day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period.

Applicable Valuation Date:	,	20
Applicable Redemption Settlement Date:	,	20
[insert a date that is three business days following the applicable Valuation Date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Early Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the pricing supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Early Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable Valuation Date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Settlement Date. I also acknowledge that if this Offer for Early Redemption is received at or after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Early Redemption on the following business day. I understand that no Offer for Redemption will be accepted following notice of acceleration of all of the outstanding ETNs.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for early redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE PRIOR TO 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

BROKER’S CONFIRMATION OF EARLY REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated: ________________
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:	Credit Suisse S&P MLP Index Exchange Traded Notes (ETNs) due December 4, 2034
Linked to the S&P MLP Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Credit Suisse S&P MLP Index Exchange Traded Notes due December 4, 2034 Linked to the S&P MLP Index, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22539T456 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Settlement Date of                                     , with respect to the number of the ETNs indicated below as described in the pricing supplement dated November 9, 2020 relating to the ETNs (the “pricing supplement”). Terms not defined herein have the meanings given to such terms in the pricing supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the Valuation Date or the last trading day of the Redemption Valuation Period, as the case may be, with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Redemption Settlement Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs. Number of ETNs offered for early redemption:

 DTC # (and any relevant sub-account):

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse S&P MLP Index Exchange Traded Notes

due December 4, 2034

Linked to the S&P MLP Index

November 9, 2020

Credit Suisse